UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
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[ ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to §240.14a-12
STEADFAST APARTMENT REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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18100 Von Karman Avenue, Suite 200 Irvine, California 92612 (949) 569-9700 www.steadfastliving.com
Steadfast Apartment REIT, Inc.
June 14, 2021
Dear Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2021 Annual Meeting of Stockholders of Steadfast Apartment REIT, Inc., which will be held as a “virtual meeting” via live webcast on Thursday, August 12, 2021, at 12:30 p.m. Pacific Time. To be admitted to the live webcast for the annual meeting you must register at www.proxydocs.com/STAR by 5:00 p.m. Pacific Time on August 10, 2021. You will be asked to provide the control number located inside the shaded gray box on your proxy card. After completion of your registration by the registration deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information on the matters to be voted on at the 2021 Annual Meeting of Stockholders. Our Board of Directors has fixed the close of business on May 21, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof.
After the business portion of the 2021 Annual Meeting of Stockholders, we will hold a question and answer session during which we intend to answer appropriate questions submitted during the 2021 Annual Meeting of Stockholders as time permits. Additional information regarding the ability of stockholders to ask questions during the 2021 Annual Meeting of Stockholders and other materials for the annual meeting are available at www.proxydocs.com/STAR.
Your vote is very important. Regardless of the number of shares you own, it is important that your shares be represented at the 2021 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING OF STOCKHOLDERS AND VOTE VIA LIVE WEBCAST OR NOT, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You may also electronically submit your proxy by internet at www.proxydocs.com/STAR or vote by telephone by calling (866) 858-9505 and following the instructions provided.
Please follow the directions provided in the proxy statement. This will not prevent you from voting via live webcast at the 2021 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2021 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF OUR COMPANY.
Sincerely,
Rodney F. Emery
Chairman of the Board
Chief Executive Officer

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STEADFAST APARTMENT REIT, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 12, 2021
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Steadfast Apartment REIT, Inc. (the “Company,” “we,” “our,” or “us”) will be held as a “virtual meeting” via live webcast on Thursday, August 12, 2021, at 12:30 p.m. Pacific Time for the following purposes:
1.    to elect to the Board of Directors of the Company the eight nominees named in the attached proxy statement to serve until the Company’s 2022 Annual Meeting of Stockholders and until each of their successors is duly elected and qualifies;
2.    to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
3.    to approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation;
4.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.    to transact such other business properly coming before the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof.
These items are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on May 21, 2021, are entitled to vote at the 2021 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2021 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
After the business portion of the 2021 Annual Meeting of Stockholders, we will hold a question and answer session during which we intend to answer appropriate questions submitted during the 2021 Annual Meeting of Stockholders as time permits. Additional information regarding the ability of stockholders to ask questions during the 2021 Annual Meeting of Stockholders and other materials for the annual meeting will be available at www.proxydocs.com/STAR.
The virtual waiting room for the 2021 Annual Meeting of Stockholders will open 15 minutes prior to the start of the meeting. Stockholders will hear music until the meeting starts. If stockholders have any difficulty accessing the meeting, they should call our proxy solicitor, Mediant Communications Inc., at the toll-free number provided in the email received prior to the meeting. Live technicians will be available to assist stockholders with any virtual meeting attendance difficulties.
The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari), with Chrome being the preferred option. Devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins will provide the best experience. Participants should ensure that they have a strong internet connection wherever they intend to participate in the 2021 Annual Meeting of Stockholders. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2021 Annual Meeting of Stockholders.
Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope, whether or not you plan to attend. You may also submit your proxy by internet at

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www.proxydocs.com/STAR or by telephone by calling (866) 858-9505. Instructions are included with the proxy card. Your vote is important to us and we urge you to submit your proxy card early. You may revoke your proxy at any time prior to its exercise. If you attend the 2021 Annual Meeting of Stockholders, you may vote via live webcast, even if you previously returned your proxy card or authorized a proxy by telephone or electronically.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2021

Our proxy statement, form of proxy card and 2020 Annual Report are also available at www.proxydocs.com/STAR.

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STEADFAST APARTMENT REIT, INC.
18100 Von Karman Avenue
Suite 200
Irvine, CA 92612
(949) 569-9700

PROXY STATEMENT

The accompanying proxy is solicited by the board of directors (the “Board of Directors”) of Steadfast Apartment REIT, Inc. (the “Company,” “we,” “our,” or “us”) for use in voting at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held on Thursday, August 12, 2021, at 12:30 p.m. Pacific Time as a “virtual meeting” via live webcast, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders provided with this proxy statement.
This proxy statement, form of proxy, and voting instructions are first being mailed or given to stockholders on or about June 14, 2021.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
 Q:    What is the purpose of the 2021 Annual Meeting?
A:    The 2021 Annual Meeting is being held so that stockholders can vote upon the following:
•    the election to the Board of Directors of the eight nominees named in this proxy statement to serve until the Company’s 2022 Annual Meeting of Stockholders and until each of their successors is duly elected and qualifies;
•    the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
•the approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation;
•the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•    the transaction of such other business properly coming before the 2021 Annual Meeting or any adjournment or postponement thereof.
Management will be available to respond to questions from stockholders. In addition, representatives of Ernst & Young, our independent registered public accounting firm, are expected to be available during the 2021 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from our stockholders.

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Q:    Why did you send me this proxy statement?
A:    We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the 2021 Annual Meeting. This proxy statement includes information that we are required to provide to you pursuant to the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting.
Q:    What is a proxy?
A:    A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Rodney F. Emery and Gustav Bahn, each of whom serves as an officer of the Company, as your proxies, and you are giving them permission to vote your shares of common stock at the 2021 Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions, in which case they will vote “FOR” each of the nominees for the Board of Directors, “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, “THREE YEARS” for the frequency of future non-binding advisory votes on our executive compensation and “FOR” the ratification of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2021. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible, whether or not you plan on attending the meeting.
If you authorize your proxy via telephone or electronically, please do not return your proxy card.
Q: When is the 2021 Annual Meeting and where will it be held?

A:    The 2021 Annual Meeting will be held on Thursday, August 12, 2021, at 12:30 p.m. Pacific Time, which will be held as a “virtual meeting” via live webcast. To be admitted to the live webcast for the 2021 Annual Meeting, you must register at www.proxydocs.com/STAR by 5:00 p.m. Pacific Time on August 10, 2021. You will be asked to provide the control number located inside the shaded gray box on your proxy card. After completion of your registration by the registration deadline, further instructions, including a unique link to access the 2021 Annual Meeting, will be emailed to you.
Q: May I ask questions during the 2021 Annual Meeting?
A:    During the question and answer portion of the 2021 Annual Meeting, stockholders will be able to submit questions through the platform being used for the 2021 Annual Meeting. After the business portion of the 2021 Annual Meeting, we will hold a question and answer session during which we intend to answer appropriate questions submitted during the 2021 Annual Meeting as time permits. Additional information regarding the ability of stockholders to ask questions during the 2021 Annual Meeting, and other materials for the 2021 Annual Meeting will be available at www.proxydocs.com/STAR.
Q: Are there check-in procedures to follow for the 2021 Annual Meeting and will technical assistance be offered during the 2021 Annual Meeting?
A: The virtual waiting room for the 2021 Annual Meeting will open 15 minutes prior to the start of the meeting. Stockholders will hear music until the meeting starts. If stockholders have any difficulty accessing the

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meeting, they should call our proxy solicitor, Mediant Communications Inc. (“Mediant”) at the toll-free number provided in the email received prior to the meeting. Live technicians will be available to assist stockholders with any virtual meeting attendance difficulties.
The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari), with Chrome being the preferred option. Devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins will provide the best experience. Participants should ensure that they have a strong internet connection wherever they intend to participate in the 2021 Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2021 Annual Meeting.
Q:    What is the Board of Directors’ voting recommendation?
A:    Unless you give other instructions on your proxy card, the individuals appointed as your proxies will vote in accordance with the recommendation of the Board of Directors. The Board of Directors recommends that you vote your shares:
“FOR” all eight nominees to the Board of Directors;
“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
For the option of once every “THREE YEARS” as the frequency with which stockholders are provided a non-binding advisory vote on executive compensation; and
“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Q:    Who is entitled to vote?
A:    Only stockholders of record at the close of business on May 21, 2021 (the “Record Date”), are entitled to receive notice of the 2021 Annual Meeting and to vote the shares of common stock of the Company that they held on the Record Date at the 2021 Annual Meeting, or any postponements or adjournments thereof. As of the Record Date, we had 110,161,553 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on during the 2021 Annual Meeting. Holders of our common stock are not entitled to appraisal rights, unless our Board of Directors determines that such rights apply.
Q:    What constitutes a quorum?
A:    If a majority of the shares outstanding on the Record Date are present at the 2021 Annual Meeting, either virtually via live webcast or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.
Q:    What vote is required to approve each proposal that comes before the 2021 Annual Meeting?
A:    Election of Directors.    To elect the nominees for the Board of Directors, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must

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be cast in favor of the proposal. This means that a nominee for the Board of Directors needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to the Board of Directors. Because of this requirement, “withheld” votes and broker non-votes will have the effect of a vote against each nominee for the Board of Directors. If an incumbent nominee for the Board of Directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
Non-Binding Advisory Vote on Compensation.    To approve the compensation of our named executive officers, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to approve the compensation of our named executive officers.
Frequency of Future Non-Binding Advisory Votes on Compensation. To approve the frequency of future advisory votes on compensation of our named executive officers, the option once every one, two or three years that receives the highest number of votes cast for this resolution will be determined to be the frequency for the holding of a stockholder vote to approve the compensation for the named executive officers.
Ratification of Auditors.    To approve the ratification of the appointment of Ernst & Young, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to ratify the appointment of Ernst & Young.
Q:    Can I attend the 2021 Annual Meeting?
A:    You are entitled to virtually attend the 2021 Annual Meeting if you are a stockholder of record or a beneficial holder as of the close of business on May 21, 2021, or you hold a valid legal proxy for the 2021 Annual Meeting. In order to attend the 2021 Annual Meeting, you must register in advance at www.proxydocs.com/STAR by 5:00 p.m. Pacific Time on August 10, 2021. You will be asked to provide the control number located inside the shaded gray box on your proxy card. After completion of your registration by the registration deadline, further instructions, including a unique link to access the 2021 Annual Meeting, will be emailed to you.
Q:    How do I vote my shares at the 2021 Annual Meeting?
A:    You may vote your shares in the following manner:
•    Authorizing a Proxy by Mail—Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope.
•    Authorizing a Proxy by Telephone—Stockholders may authorize a proxy by calling (866) 858-9505 and following the instructions provided.
•    Authorizing a Proxy by Internet—Stockholders may authorize a proxy by completing the electronic proxy card at www.proxydocs.com/STAR.
•    Virtually at the Meeting—Stockholders of record may vote at the 2021 Annual Meeting by following the instructions provided in the access email received prior to the virtual meeting. If you have already voted, no further action is needed.
If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or

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nominee regarding how to vote. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or nominee regarding how to vote the shares in your account. You are also invited to attend the 2021 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the 2021 Annual Meeting unless you request and obtain a valid “legal proxy” from your broker, bank or nominee.
Q:    Can I revoke my proxy after I return my proxy card or after I authorize a proxy via telephone or the internet?
A:    If you are a stockholder of record as of May 21, 2021, you may revoke your proxy at any time before the proxy is exercised at the 2021 Annual Meeting by:
•    delivering to our Corporate Secretary a written notice of revocation;
•    returning a properly signed proxy bearing a later date; or
•    attending the 2021 Annual Meeting virtually and voting via live webcast (although attendance at the 2021 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).
To revoke a proxy previously submitted by mail, telephone or internet you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for mail, telephone or internet voting. The later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in street name, you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
Q:    What happens if additional proposals are presented at the 2021 Annual Meeting?
A:    Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the 2021 Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals appointed as your proxies the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Q:    How will shares be voted if a stockholder does not give specific voting instructions in the proxy submitted by the stockholder?
A:    If you submit a proxy but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by the Board of Directors on those proposals.

Q:    Will my vote make a difference?
A:    Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present virtually via live webcast or by proxy at the 2021 Annual Meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of the Company and welcome your attendance at the 2021 Annual Meeting.

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Q:    Who will bear the costs of soliciting votes for the meeting?
A:    The Company will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made by telephone or by electronic communication by our Board of Directors and officers who will not receive any additional compensation for such solicitation activities. We engaged Mediant to assist with the solicitation of proxies in conjunction with the 2021 Annual Meeting and will pay Mediant an aggregate fee of approximately $160,000, plus reimburse them for out-of-pocket costs. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.
Q:    Who will count the votes?
A:    David Miller, our Chief Accounting Officer and Inspector of Elections, and Mediant will tabulate the votes.
Q:    Where can I find the voting results of the 2021 Annual Meeting?
A:    The Company will report voting results by filing with the SEC a Current Report on Form 8-K within four business days following the date of the 2021 Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.
Q:    Where can I find more information?
A:    We file annual, quarterly and current reports and other information with the SEC. Copies of our SEC filings, including exhibits, can be obtained free of charge on our website at www.steadfastliving.com. This website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.
Q:    If I share my residence with another stockholder of the Company, how many copies of the proxy statement should I receive?
A:     The SEC has adopted a rule concerning the delivery of disclosure documents that allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and the Company. It reduces the volume of duplicative information received at your household and helps the Company reduce expenses. We will deliver one copy of any disclosed documents to any stockholder subject to householding and each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.
The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own separate copy in the future, you may direct requests for separate copies to Mediant at (844) 391-3598 or write to P.O. Box 8035, Cary, NC 27512-9916. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

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PROPOSAL 1
ELECTION OF THE BOARD OF DIRECTORS
The Board of Directors has nominated Rodney F. Emery, Ella S. Neyland, Ana Marie del Rio, Kerry D. Vandell, G. Brian Christie, Thomas H. Purcell, Ned W. Brines and Stephen R. Bowie, each for a term of office commencing on the date of the 2021 Annual Meeting and ending on the date of the 2022 Annual Meeting of Stockholders and until each of their successors is duly elected and qualifies. The Board of Directors currently consists of eight directors comprising Messrs. Emery, Vandell, Christie, Purcell, Brines and Bowie and Mmes. Neyland and del Rio. The Board of Directors believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with the continued growth and success of our Company through their participation on the Board of Directors.
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR” all nominees. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on the Board of Directors for a one-year term and until his or her successor has been elected and qualifies. If any nominee becomes unavailable for any reason to serve as a director, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become members of the Board of Directors or executive officers of the Company. Each of the nominees for election has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a member to the Board of Directors except that each nominee has agreed to serve as a member to our Board of Directors if elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES TO THE BOARD OF DIRECTORS.

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 Information about Director Nominees
The following table and biographical descriptions set forth information with respect to the individuals who are our nominees for the Board of Directors:

Name	Age	Position
Rodney F. Emery	71	Chairman of the Board of Directors and Chief Executive Officer
Ella S. Neyland	67	Director, President, Chief Financial Officer and Treasurer
Ana Marie del Rio	67	Director
Kerry D. Vandell	74	Independent Director
G. Brian Christie	74	Independent Director
Thomas H. Purcell	71	Independent Director
Ned W. Brines	59	Independent Director
Stephen R. Bowie	70	Independent Director

Rodney F. Emery has served as our Chairman of the Board since August 2013 and as our Chief Executive Officer (“CEO”) since September 2013. Mr. Emery also served as Chairman of the Board and CEO of Steadfast Income, REIT, Inc. (“SIR”), positions he held from its inception in May 2009 through SIR’s merger with and into the Company on March 6, 2020. In addition, Mr. Emery served as the Chairman of the Board and CEO of Steadfast Apartment REIT III, Inc. (“STAR III”), positions he held from January 2016 and August 2015, respectively, through STAR III’s merger with and into the Company on March 6, 2020. Mr. Emery is the founder and a director of Steadfast Companies, a group of affiliated real estate investment and management companies and served as its CEO until September 1, 2020. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.
Our Board of Directors, excluding Mr. Emery, determined that Mr. Emery is qualified to serve as one of our directors due to the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing multifamily, hotel, office, industrial and retail real estate assets throughout the country.
Ella S. Neyland has served as our President since September 2013, our Chief Financial Officer and Treasurer since June 2020 and as an affiliated director since August 2013. Ms. Neyland also served as President and affiliated director of SIR, positions she held from October 2012 through March 2020. Ms. Neyland served as an independent director of SIR from October 2011 to September 2012. In addition, Ms. Neyland served as the President and affiliated director of STAR III, positions she held from August 2015 and January 2016, respectively, through March 2020. Ms. Neyland was a founder of Thin Centers MD (“TCMD”) and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of SBMI, LLC, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of UDR, Inc. (formerly known as United Dominion Realty Trust, Inc.), where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Prior to working at UDR, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd., from November 1999 to March 2001, and served as

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Executive Director of CIBC World Markets, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne Capital Holdings LLC. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.
 Our Board of Directors, excluding Ms. Neyland, determined that Ms. Neyland is qualified to serve as one of our directors due to Ms. Neyland’s prior service in real estate and banking.
 Ana Marie del Rio has served as a director since April 6, 2020 and served as our Secretary and Compliance Officer from September 2013 through August 2020. Ms. del Rio also served as Secretary and Compliance Officer of SIR, positions she held from its inception in May 2009 through March 2020, and Secretary and Compliance Officer of STAR III, positions held from August 2015 through March 2020. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages its Legal Services, Compliance and Risk Management Departments. In addition, Ms. del Rio works closely with Steadfast Management Company, Inc. in the management of Steadfast Companies’ residential apartment homes. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the board of directors of Project Access and Thomas House, each a nonprofit corporation, and is a lecturer for the University of California, Irvine, School of Law, Community and Economic Development Clinic.
Our Board of Directors, excluding Ms. del Rio, determined that Ms. del Rio is qualified to serve as one of our directors due to Ms. del Rio’s prior service in the real estate industry and legal compliance.
Kerry D. Vandell has served as one of our independent directors since August 2013. Dr. Vandell also served as an independent director of SIR from October 2012 to August 2015. In March 2016, Dr. Vandell was appointed as an independent member of the board of directors of the PREDEX Fund, a mutual fund invested in privately offered, non-traded, perpetual-life institutional real estate funds. Dr. Vandell currently serves as the Dean’s Professor Emeritus of Economics and Public Policy and Director Emeritus of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (“UCI”), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008. Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics. His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science. Dr. Vandell has researched and consulted extensively in the areas of real estate investment, urban/real estate/environmental economics, mortgage finance, housing economics and policy, and valuation theory and is principal in the consulting firm KDV Associates, providing expert testimony in major litigation matters internationally. He has also previously served as a board member for firms representing the commercial banking, REIT and shopping center sectors. Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in

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Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and master’s degrees in Mechanical Engineering from Rice University. He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.
Our Board of Directors, excluding Dr. Vandell, determined that Dr. Vandell is qualified to serve as one of our directors due to Dr. Vandell’s prior position as a real estate and finance professor and extensive consultative experience in the real estate industry.
G. Brian Christie has served as one of our independent directors since August 2013. Mr. Christie has practiced as an attorney in the real estate, corporate and banking fields since 1979. Mr. Christie currently serves as a principal of Christie Law Firm, a position he has held since 2005. From 1998 to 2005, Mr. Christie served as chief executive officer of Liti Holographics, Inc., a 3-D optical technology company. From 1992 to 1997, Mr. Christie served as a Director, Executive Vice President and General Counsel of Atria Senior Living (formerly known as ARV Assisted Living, Inc.) (“ARV”), a company which acquired, developed and operated multifamily apartments, senior apartments and assisted living apartments. While at ARV, Mr. Christie was actively involved in the acquisition, development and operations of multifamily and assisted living apartment complexes and played an integral role in the listing of ARV on NASDAQ. Prior to joining ARV, Mr. Christie was a partner at the law firm of Good, Wildman, Hegness and Walley. Mr. Christie received a Bachelor of Arts from Calvary Bible College, a Master of Theology from Dallas Theological Seminary and a Juris Doctor from the University of Texas Law School. Mr. Christie is a member of the State Bar of California, the State Bar of Virginia, the State Bar of Texas (inactive), and the American Bar Association. Mr. Christie is NACD (“National Association of Corporate Directors”) Directorship Certified™ pursuant to completing the NACD Directorship Certification® program, which equips directors to effectively contribute in the boardroom.
 Our Board of Directors, excluding Mr. Christie, determined that Mr. Christie is qualified to serve as one of our directors due to Mr. Christie’s prior experience as a director and officer in the multifamily industry.
Thomas H. Purcell has served as one of our independent directors since August 2013. Mr. Purcell has been actively involved in the real estate development business since 1972. Since September 2009, Mr. Purcell has served as chairman and chief executive officer of the Curci Companies, a family real estate investment company that owns and manages real estate throughout the western United States. Before that, Mr. Purcell was Co-Founder and President of Spring Creek Investors, LLC, a private equity capital business focused on real estate development. Mr. Purcell also served as President of Diversified Shopping Centers, where he developed and managed neighborhood and community shopping centers. From 1977 to 1996, Mr. Purcell was Co-Founder and and served as President of a shopping center development business that developed and renovated over four million square feet of retail shopping centers. Since 2007, Mr. Purcell has been Vice Chairman and board member of Bixby Land Company, a private industrial REIT, where he also chairs the investment committee and is a member of the compensation committee of the Board of Directors (the “Compensation Committee”). Mr. Purcell is a member of the International Council of Shopping Centers, (“ICSC”), and previously served as Western Division Vice President and on the board of trustees and executive committee of ICSC. He was Western Division Vice President of ICSC and served on the organization’s board of trustees and executive committee. He also was a trustee of the ICSC Educational Foundation. Mr. Purcell formerly served as a board member of the California Business Properties Association and an advisory board member of Buchanan Street Partners and Western National Realty Fund. Mr. Purcell received a Bachelor of Science in Finance from the University of Southern California.
 Our Board of Directors, excluding Mr. Purcell, determined that Mr. Purcell is qualified to serve as one of our directors due to Mr. Purcell’s prior experience as an executive of real estate investment and development companies.

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Ned W. Brines has served as one of our independent directors since March 2020. Mr. Brines also served as an independent director of SIR from October 2012 to March 2020, an independent director of STAR III from January 2016 to March 2020 and served as an independent trustee of Stira Alcentra Global Credit Fund from March 2017 to May 2019. Mr. Brines is presently the Director of Investments for Arnel & Affiliates where he oversees the management of the assets of a private family with significant and diversified holdings. From 2012 to 2016, Mr. Brines served as the Chief Investment Officer for the Citizen Trust Wealth Management and Trust division of Citizens Business Bank, where he was responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment adviser firm. From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings. From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena, managing its Small Cap Growth Fund with $1.6 billion in assets under management. Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 where he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in assets under management. Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst designation and is a member of the Global Capital Market Allocation Committee for the Milken Institute. Mr. Brines is involved in various community activities, including serving on the investment committee of City of Hope.
Our Board of Directors, excluding Mr. Brines, determined that Mr. Brines is qualified to serve as one of our directors due to Mr. Brines’ prior investment management experience.
 Stephen R. Bowie has served as one of our independent directors since March 2020. Mr. Bowie also served as an independent director of STAR III from January 2016 to March 2020. Mr. Bowie currently is a partner with Pacific Development Group, a position he has held since 1987, specializing in the development and management of neighborhood and community shopping centers throughout California, with a primary responsibility in the development of new projects. From 1979 to 1987, Mr. Bowie served as president of Bowie Development Company, Inc., a California corporation. Mr. Bowie earned a Bachelor of Science degree in business administration from the University of Southern California. Mr. Bowie is a member of the International Council of Shopping Centers and a licensed real estate broker in California, and serves on multiple boards, including the Northrise University Initiative 501(c)(3) and the Northrise University Board of Trustees.
Our Board of Directors, excluding Mr. Bowie, determined that Mr. Bowie is qualified to serve as one of our directors due to Mr. Bowie’s prior experience in the real estate industry.

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PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation of Directors and Executive Officers— Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased stockholder value. Please read the “Compensation of Directors and Executive Officers— Compensation Discussion and Analysis” and “Summary Compensation Table” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.
We are asking our stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”
For purposes of this advisory vote, abstentions and non-broker votes will not be counted as votes cast and will have no effect on the result of the vote. The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory and non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.
After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency for the holding of a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
For purposes of this advisory vote, abstentions and non-broker votes will not be counted as votes cast and will have no effect on the result of the vote. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or us in any way, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected and appointed the firm of Ernst & Young to act as our independent registered public accounting firm for the year ending December 31, 2021. Ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of the votes cast in person or by proxy at a meeting at which a quorum is present. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.
Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.
Representatives of Ernst & Young are expected to be available during the 2021 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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EXECUTIVE OFFICERS
The following table and biographical descriptions set forth information with respect to our executive officers:

Name	Age	Position
Rodney F. Emery	71	Chairman of the Board of Directors and CEO
Ella S. Neyland	67	Director, President, Chief Financial Officer and Treasurer
Tim Middleton	49	Chief Investment Officer
Jason Stern	47	Chief Strategy Officer and Administrative Officer
Tiffany Stanley	48	Executive Vice President, Property Management
Gustav Bahn	50	Chief Legal Officer and Corporate Secretary
David Miller	43	Chief Accounting Officer
For biographical information regarding Mr. Emery and Ms. Neyland see “Proposal 1— Information about Director Nominees”.
Tim Middleton has served as our Chief Investment Officer since September 2020, and is responsible for the Company’s acquisition, disposition, real estate finance, asset management and risk management activities. Prior to joining the Company, Mr. Middleton spent 16 years with Steadfast Companies and was appointed Chief Investment Officer in June of 2016. Prior to June of 2016, Mr. Middleton served as our Executive Vice President, Senior Vice President and Vice President where he was responsible for the Company’s multifamily underwriting, due diligence and financing activities. During his time at Steadfast Companies, Mr. Middleton closed over $4 billion in transactions. Before joining Steadfast Companies, Mr. Middleton worked for Trammell Crow Company where he provided real estate advisory services to major corporate clients in the Los Angeles area. Mr. Middleton graduated from the University of New Hampshire with a B.A. in Political Science and received his MBA from Vanderbilt University.
Jason Stern has served as our Chief Strategy & Administrative Officer since September 2020, and is responsible for developing and executing the Company’s corporate strategies & key initiatives. In this position, Mr. Stern oversees many of our corporate service teams including, Human Resources, Learning & Development, Information Technology, and Marketing & Experience. Mr. Stern has also served as Chief Strategy & Administrative Officer of Steadfast Companies since January 2019. Before joining Steadfast, Mr. Stern was a turnaround executive and served as President/CEO of the following companies: Gift of Time, a change management consulting firm (December 2015 – January 2019), Paul’s TV & Appliances, a 48-store consumer electronics retailer (August 2014 – October 2015), Xceliware, a warehouse management software company (November 2009 – June 2014), and Adopt A High Maintenance Corporation (September 2004 – November 2009). In October 2015, Mr. Stern successfully led Paul’s TV & Appliance through an assignment for the benefit of creditors. Mr. Stern earned his bachelor’s degree from Washington University in St. Louis and his MBA degree from Harvard Business School.
Tiffany Stanley has served as our Executive Vice President of Property Management since September 2020. In this position, Ms. Stanley oversees all aspects of property operations including revenue management, procurement and capital facilities operations. Prior to joining the Company, Ms. Stanley held multiple positions with Steadfast Companies, including Executive Vice President of Property Management from October 2019 and Vice President of Operational Initiatives from November 2018. Prior to joining Steadfast Companies, Ms. Stanley oversaw all regional operations in Colorado for Camden Property Trust since October 2005. Ms. Stanley has over 25 years of operational multifamily experience with all asset classes.

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Gustav Bahn has served as our Chief Legal Officer and Corporate Secretary since September 2020. Mr. Bahn is responsible for the legal affairs of the Company, which includes providing legal counsel to the Board of Directors, the CEO and other senior management. Mr. Bahn also oversees the Company’s Investor Relations Department. Prior to joining the Company, Mr. Bahn served as Associate General Counsel, Securities & Investments for Steadfast Companies, a position he held since July 2016. Mr. Bahn also served as Corporate Secretary of Stira Alcentra Global Credit Fund (“SAGCF”) and as General Counsel of Stira Investment Advisor, LLC, SAGCF’s registered investment adviser, from November 2016 to October 2019. Prior to joining Steadfast Companies, Mr. Bahn was a partner at the law firm of Alston & Bird LLP where his practice focused on securities law, private equity and mergers and acquisitions. Prior to joining Alston & Bird LLP in 2006, Mr. Bahn was an associate in the capital markets group of Paul, Weiss, Rifkind, Wharton & Garrison LLP in both the New York and London offices from 2000 to 2006. Mr. Bahn holds a B.A. in Economics and Political Science from the University of Tennessee, an M.Sc. from the London School of Economics and Political Science and a J.D. from Tulane Law School.
David Miller has served as our Chief Accounting Officer since September 2020. Mr. Miller oversees the Company’s accounting, financial reporting and tax compliance. Prior to joining the Company, Mr. Miller served as Vice President of Accounting of Steadfast REIT Investments, LLC (“SRI”), a position he held since June 2016. Mr. Miller served as Chief Accounting Officer of Stira Alcentra Global Credit Fund and Stira Investment Adviser, LLC from March 2017 to October 2019. Mr. Miller also served as Controller of SRI from July 2011 to June 2016. Prior to joining SRI, Mr. Miller served as an Assurance Senior Manager with BDO USA, LLP, an accounting and audit firm, where he served public and private clients in a variety of industries from November 2003 to June 2011. Mr. Miller received a B.A. in Business Administration from the California State University at Fullerton. He is a certified public accountant (CPA) and holds the Chartered Alternative Investment Analyst (CAIA) designation.

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CORPORATE GOVERNANCE
Board of Directors
We operate under the direction of our Board of Directors. The Board of Directors oversees our operations and makes all major decisions concerning our business. The Board of Directors held 21 meetings during the fiscal year ended December 31, 2020. Each of our directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a member of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings
Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors. All of our directors attended the 2020 Annual Meeting of Stockholders.
Contacting the Board of Directors
Our Board of Directors provides a process for stockholders to send communications to the Board of Directors. Any stockholder who desires to contact members of the Board of Directors may do so by writing: c/o Steadfast Apartment REIT, Inc. Board of Directors, 18100 Von Karman Avenue, Suite 200, Irvine, California 92612, Attention: Corporate Secretary. Communications received will be distributed by our Corporate Secretary to such member or members of the Board of Directors as deemed appropriate by our Corporate Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Corporate Secretary to the audit committee to our Board of Directors (“Audit Committee”) for review.
Director Independence
Our Articles of Amendment and Restatement (as supplemented, our “Charter”), provides that a majority of our directors must be “independent directors.” Three of our directors, Rodney F. Emery, Ella S. Neyland and Ana Marie del Rio, are affiliated with us and therefore each is not considered an “independent director” as defined by our Charter. Our remaining directors, Kerry D. Vandell, G. Brian Christie, Thomas H. Purcell, Ned W. Brines and Stephen R. Bowie, qualify as independent directors, as defined in our Charter, in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. As defined in our Charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly, associated with SRI, which is our former sponsor, or Steadfast Apartment Advisor, LLC, which is our former advisor, by virtue of (1) ownership of an interest in our former sponsor, our former advisor or any of their affiliates, other than the Company, (2) employment by our former sponsor, our former advisor or any of their affiliates, (3) service as an officer or director of our former sponsor, our former advisor or any of their affiliates, other than as a director of the Company, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three real estate investment trusts organized by our former sponsor or advised by our former advisor, or (6) maintenance of a material business or professional relationship with our former sponsor, our former advisor or any of their affiliates.

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Although our shares are not listed for trading on any national securities exchange, a majority of the members of our Board of Directors, and all of the members of the Audit Committee are “independent” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board of Directors determined that Messrs. Vandell, Christie, Purcell, Brines and Bowie each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board of Directors.
Board Structure; Role in Risk Management
Rodney F. Emery serves as our Chairman of the Board of Directors and CEO. The independent directors have determined that the most effective leadership structure for us at the present time is for our CEO to also serve as Chairman of the Board of Directors. The independent directors believe that because our CEO is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our CEO is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address changes in our circumstances and to advance the best interests of all stockholders, as and when appropriate. Mr. Purcell serves as our lead independent director. The lead independent director is appointed to carry out the following responsibilities: (1) preside at executive sessions of independent directors; (2) engage with other directors to identify discussion topics for executive sessions; (3) facilitate communication between the independent directors and the Chairman of the Board of Directors and CEO; (4) call meetings of the independent directors, as necessary; and (5) carry out any other responsibilities designated by the independent directors. Our Board of Directors believes that the current structure is appropriate as all of our independent directors are actively involved in board meetings.
Our Board of Directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks such as the impact of competition. How well we manage these and other risks can ultimately determine our success. The Board of Directors manages our risk through its approval of all property acquisitions, assumptions of debt and its oversight of our executive officers. The Board of Directors may also establish committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that the majority of the members of each committee are independent directors. To date, our Board of Directors established an Audit Committee, an Investment Committee, a Valuation Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Special Committee.
Audit Committee
Our Board of Directors established an Audit Committee. The Audit Committee’s function is to assist our Board of Directors in fulfilling its responsibilities by overseeing: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The current members of the Audit Committee are G. Brian Christie, Kerry D. Vandell and Ned W. Brines. All of the members of the Audit Committee are “independent” as defined by our Charter. Our shares are not listed for trading on any national securities exchange and therefore our audit committee members are not subject to the independence requirements of the NYSE or any other national securities exchange. However, each member of our audit committee is “independent” as defined by the NYSE. All members of the Audit Committee have significant financial and/or accounting experience. Our Board of Directors determined that Dr. Vandell satisfies the SEC’s requirements for our “audit committee financial expert” and also serves as the Chairman of the Audit Committee.

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The Audit Committee adopted a written charter under which it operates. The Audit Committee charter is available on our website at www.steadfastliving.com/investors/corporate-governance. The Audit Committee held four meetings during the year ended December 31, 2020.
Investment Committee
Our Board of Directors established an Investment Committee. Our Board of Directors delegated to the Investment Committee certain responsibilities with respect to (1) investments in specific real estate assets proposed by our management and (2) the authority to review our investment policies and procedures on an ongoing basis. The Investment Committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the Investment Committee are Thomas H. Purcell, Kerry D. Vandell and Stephen R. Bowie, with Mr. Bowie serving as the Chairman of the Investment Committee.
With respect to investments, the Investment Committee has the authority to approve all acquisitions, developments and dispositions of real estate-related investments and all investments consistent with our investment objectives, for a purchase price, total project cost of up to $150 million.
The Investment Committee held two meetings during the year ended December 31, 2020.
Valuation Committee
Our Board of Directors established a Valuation Committee. The Valuation Committee’s function, as recommended by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), is to perform the following functions in connection with the determination of an estimated per share value of our common stock: (1) ratify and approve the engagement of valuation advisory services, its scope of work and any amendments thereto, (2) review and approve the proposed valuation process and methodology to be used to determine the estimation of the per share value of our common stock, (3) review the reasonableness of the valuation or range of value resulting from the process and (4) recommend the final proposed valuation for approval by the Board of Directors. The current members of the Valuation Committee are Thomas H. Purcell, Kerry D. Vandell and Stephen R. Bowie, with Mr. Purcell serving as Chairman of the Valuation Committee.
The Valuation Committee held one meeting during the year ended December 31, 2020.
Compensation Committee
Our Board of Directors established a Compensation Committee on September 30, 2020. The Compensation Committee was formed for the purpose of assisting our Board of Directors in fulfilling its responsibilities with respect to officer and director compensation. Prior to the establishment of the Compensation Committee, our Board of Directors fulfilled all of the responsibilities with respect to officer and director compensation. The Compensation Committee assists the Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of executive officers; (2) reviewing and acting on compensation levels and benefit plans for our executive officers, (3) recommending to our Board of Directors compensation for all non-employee directors, including Board of Directors and committee retainers, meeting fees and equity-based compensation; (4) administering and granting awards under our Employee and Director Long-Term Incentive Plan; and (5) setting the terms and conditions of such awards in accordance with the Employee and Director Long-Term Incentive Plan. The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The members of the Compensation Committee are G. Brian Christie, Ned W. Brines and Thomas H. Purcell, with Mr. Brines serving as Chairman of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is a “non-employee director” as defined in the SEC’s Rule 16b-3.

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The Compensation Committee adopted a written charter under which it operates. The Compensation Committee charter is available on our website at www.steadfastliving.com/investors/corporate-governance.
The Compensation Committee held one meeting during the year ended December 31, 2020.
Nominating and Corporate Governance Committee
Our Board of Directors established a Nominating and Corporate Governance Committee on September 30, 2020. The primary focus of the Nominating and Corporate Governance Committee is to assist our Board of Directors in fulfilling its responsibilities with respect to director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee will assist our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board of Directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board of Directors; (4) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (5) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board of Directors; and (7) considering and acting on any conflicts-related matter required by our Charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving any of our affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee charter and in accordance with current laws, rules and regulations.
Our Board of Directors also will consider recommendations made by stockholders for nominees of the Board of Directors. In order to be considered by our Board of Directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2022 Annual Meeting of Stockholders.” In evaluating the persons recommended as potential members of the Board of Directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board of Directors determines are relevant, including those qualifications outlined in the Nominating and Corporate Governance Committee charter. Stockholders may directly nominate potential members for the Board of Directors (without the recommendation of our Board of Directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
The members of the Nominating and Corporate Governance Committee are G. Brian Christie, Ned W. Brines and Stephen R. Bowie, with Mr. Christie serving as Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee adopted a written charter under which it operates. The Nominating and Corporate Governance Committee’s charter is available on our website at www.steadfastliving.com/investors/corporate-governance.
The Nominating and Corporate Governance Committee held two meetings during the year ended December 31, 2020.

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Special Committee
Our Board of Directors established a Special Committee. The Special Committee was formed for the purpose of reviewing, considering, investigating, evaluating, proposing and negotiating the Company’s mergers with each of SIR and STAR III and, among other matters, determining whether the mergers were fair and in the best interests of the Company and its stockholders. The Special Committee also negotiated the Internalization Transaction (as defined herein). The members of the Special Committee, through March 2020, were Thomas H. Purcell, G. Brian Christie and Kerry D. Vandell, and after March 2020, Ned W. Brines and Stephen R. Bowie joined the Special Committee, with Mr. Purcell serving as the chairman of the Special Committee.
The Special Committee held 26 meetings during the year ended December 31, 2020.
Pre-Approval Policies and Procedures
The Audit Committee charter requires our Audit Committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. The Audit Committee also considers non-audit fees and services when assessing auditor independence. Our Audit Committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young for the years ended December 31, 2020 and 2019 were pre-approved in accordance with the policies and procedures described above.
Audit Fees and Non-Audit Fees
The aggregate fees billed to us for professional accounting services, including the audit of our financial statements and the non-audit fees charged to us by Ernst & Young, all of which were pre-approved by the Audit Committee, are set forth in the table below:

	For the Year Ended December 31,
	2020	2019
Audit fees	$1,365,590	$529,125
Audit-related fees	—	208,334
Tax fees	670,153	120,718
All other fees	—	—
Total	$2,035,743	$858,177

For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:
•    Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

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•Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.
•Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
•All other fees — These are fees for any services not included in the above-described categories.

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AUDIT COMMITTEE REPORT TO STOCKHOLDERS
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Steadfast Apartment REIT, Inc. (the “Company”) operates under a written charter. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including: (1) the integrity of the Company’s financial statements and internal control over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s independent auditor and internal audit function.
The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, principles and internal controls. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm for 2020, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2020 with management and discussed the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with Ernst & Young their judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). The Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young their independence from the Company. In addition, the Audit Committee considered whether Ernst & Young’s provision of non-audit services is compatible with Ernst & Young’s independence.
The Audit Committee discussed with Ernst & Young the overall scope and plans for the audit. The Audit Committee meets periodically with Ernst & Young, with and without management present, to discuss the results of their examinations and their evaluations of the overall quality of the financial reporting of the Company.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021.
Audit Committee:
Kerry D. Vandell, Chairperson
G. Brian Christie
Ned W. Brines

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers, (“NEOs”), for the fiscal year 2020. Our NEOs for the fiscal year 2020 were Rodney F. Emery, Chairman of the Board of Directors and CEO, Ella S. Neyland, President, Chief Financial Officer and Treasurer, Tim Middleton, Chief Investment Officer, Gustav Bahn, Chief Legal Officer and Corporate Secretary, and Jason Stern, Chief Strategy & Administrative Officer.
Overview of Compensation Program and Philosophy
Pre-Internalization Compensation Summary
Prior to the completion of the internalization transaction to become a self-managed company (the “Internalization Transaction”) on August 31, 2020, we had no employees and were externally managed by our former advisor pursuant to the Advisory Agreement dated as of December 13, 2013, by and between us and the former advisor, (as amended, the “Advisory Agreement”). The former advisor provided us with our executive officers and investment team, and administered our business activities and day-to-day operations. The former advisor paid our executive officers and others who provided services to us from the fees collected pursuant to the Advisory Agreement and other sources. For so long as we were externally managed, we did not pay any cash or other compensation to our NEOs, nor did we make any grants under our 2013 Incentive Plan of any kind to our NEOs or provide any pension benefits or nonqualified deferred compensation. The former advisor made all decisions regarding the compensation of the executive officers, and any allocation by the former advisor or fees collected pursuant to the Advisory Agreement relating to compensation for the executive officers and other employee benefits was solely in the discretion of the former advisor.
During the period prior to the Internalization Transaction, we did not play a direct role in establishing or setting the level of compensation or the measures on which incentives or long-term incentives, if any, would be based. During the period from January 1, 2020 through December 31, 2020, we paid the former advisor approximately $48,525,831 in fees pursuant to the Advisory Agreement, and reimbursed the former advisor for approximately $1,917,628 for out-of-pocket expenses (which payments and reimbursements were all made with respect to the services provided and expenses incurred by the former advisor prior to the completion of the Internalization Transaction on August 31, 2020). The former advisor used a portion of the fees collected pursuant to the Advisory Agreement, as well as other sources, to compensate its employees.
Post-Internalization Compensation Summary
Upon the completion of the Internalization Transaction, we, through STAR REIT Services, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“SRS”), entered into an offer letter with Mr. Emery and employment agreements with our NEOs other than Mr. Emery, each dated as of September 1, 2020, and subsequently amended effective January 1, 2021 (the “Employment Agreements”). Since that time, SRS has provided the NEOs’ cash and other compensation and benefits pursuant to their employment agreements and offer letter, as applicable.
2020 Compensation Strategy
The Compensation Committee intends to provide competitive compensation arrangements for our executives based on market data, current compensation trends and internal equity considerations. While the Compensation Committee does not target any particular peer group percentile for any compensation element, the Compensation Committee does take into consideration market pay levels into the overall decision-making process.
Additionally, our NEO compensation program is designed to reward our NEOs using a balanced approach that incorporates cash incentives subject to an assessment of our financial and operating results and equity awards that promote retention and alignment with our stockholders. In 2020, approximately 48% of our executives’ compensation was paid in the form of equity with long-term vesting.

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Our Compensation and Governance Practices & Policies
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

•Compensation Committee comprised solely of independent directors	•No significant perquisites
•Independent compensation consultant	•No guarantees for salary increases
•Significant portion of total compensation in the form of equity awards with long-term vesting	•No tax gross ups to our NEOs
Determining Compensation for Named Executive Officers
Role of the Compensation Committee
Our Board of Directors established a Compensation Committee on September 30, 2020. The Compensation Committee of the Board of Directors is comprised entirely of independent directors and operates under a written charter. The Compensation Committee is responsible for determining compensation for all of our NEOs, including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs. The Compensation Committee may delegate authority to subcommittees when appropriate.
Role of Management
Our CEO plays an important role in setting compensation for our other executive officers by assisting the Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by the Compensation Committee.
Role of Compensation Consultants
The Compensation Committee is authorized to hire the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. In connection with the negotiations between us and the former advisor regarding the Internalization Transaction, the Special Committee of our Board of Directors engaged FPL Associates, L.P., (“FPL”), an independent executive compensation consulting firm, to advise the Special Committee on the post-Internalization Transaction executive compensation design. Post-Internalization Transaction, the Compensation Committee has sole authority to set the terms of engagement with FPL or any other compensation consultant. The Company has determined that FPL is independent and there was no conflict of interest between the Company and FPL during FPL’s engagement in 2020.
Compensation Objectives and Philosophy
The Compensation Committee believes that our compensation program for executive officers should:
•attract, retain and motivate highly-skilled executives;
•pay for performance;
•reward management to balance short-term goals against longer-term objectives without encouraging excessive risk-taking; and
•align the interests of management and stockholders through the use of equity-based compensation.
The Special Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2020 prior to the time the Compensation Committee was formed.

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Peer Group
To assist the Special Committee in developing the post-Internalization Transaction compensation for our NEOs, FPL was engaged to examine current market compensation practices. In connection with that process, FPL provided the Special Committee with a market-based compensation analysis summarizing the executive compensation practices among a peer group of companies consisting of real estate investment trusts (“REITs”) reasonably comparable in size in terms of total capitalization and either (1) multifamily REITs, (2) diversified REITs with a significant multifamily portfolio, (3) southern California-based REITs, and/or (4) non-traded REITs. At the time of approval, our total capitalization on a relative basis was slightly above the median of the peer group. The peer group was utilized to assist the Special Committee in understanding current compensation structures and practices. However, the Special Committee did not rely solely upon the peer group compensation levels to determine the compensation of our NEOs or other executive officers, but used the compensation levels, structures and practices of the peer group as one of the many factors to formulate our executive compensation structure. The compensation of our NEOs is not tied to a specified percentile of a peer group. The peer group utilized by the Special Committee in establishing compensation metrics for our NEOs for the fiscal year 2020 was comprised of the following:

2020 Executive Compensation Peer Group
Apartment Investment and Management Company	Preferred Apartment Communities, Inc.	CareTrust REIT, Inc.
Bluerock Residential Growth REIT, Inc.	American Assets Trust, Inc.	Retail Opportunity Investment Corp.
Camden Property Trust	JBG SMITH Properties	Griffin Capital Essential Asset REIT, Inc.
Independence Realty Trust, Inc.	Mack-Cali Realty Corporation	InvenTrust Properties Corp.
Investors Real Estate Trust	Washington Real Estate Investment Trust	Phillips Edison & Company, Inc.
Say-on-Pay Vote
The Compensation Committee will carefully consider the results of the non-binding stockholder advisory vote on the compensation of our NEOs to be held at its next annual meeting of stockholders, along with other expressions of stockholder views it receives on specific policies and desirable actions, in making future determinations regarding the compensation of our NEOs.
Elements of 2020 Executive Compensation
Our executive compensation program in 2020 for the NEOs consisted of base salary, annual cash incentive opportunities and long-term incentive awards.
Base Salary
The Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. Base salaries are reviewed annually to assess if adjustments are necessary. Subject to our existing contractual obligations in our CEO’s offer letter and in our other NEOs’ Employment Agreements, we expect the Compensation Committee to consider base salary levels for our NEOs annually as part of our performance review process, as well as upon any promotion or other change in job responsibility. The goal is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the annual cash incentive compensation of the NEOs (with the exception of Mr. Emery) because the annual incentive target opportunity of each NEO is expressed as a percentage of base salary or base payment (as applicable).
The following items are generally considered when determining base salary levels:
•market data provided by our outside consultants;
•our financial resources;
•the NEO’s experience, scope of responsibilities, performance and prospects; and

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•internal equity in relation to the other executive officers with similar levels of experience, scope of responsibilities, performance and prospects.
Effective September 1, 2020, the annualized base salaries for our NEOs for the fiscal year ended December 31, 2020 were as follows:

Name	Annualized Base Salary for the Year Ended December 31, 2020
Rodney F. Emery	$55,000
Ella Neyland	450,000
Tim Middleton	450,000
Gustav Bahn	400,000
Jason Stern	400,000
$1,755,000
Annual Cash Incentive Compensation
It is the intention of the Compensation Committee to make a meaningful portion of each of our executives’ compensation in future years contingent on achieving certain performance targets and an executive’s individual objectives in that year. As part of such contingent consideration in future years, during the terms of their employment agreements, our current NEOs (with the exception of Mr. Emery) will be eligible to receive annual cash incentives, (each, an “Annual Cash Incentive”), with a target Annual Cash Incentive opportunity of not less than 50% of the executive’s Base Salary, (the “Target Annual Cash Incentive”). Mr. Emery will not be eligible to receive an Annual Cash Incentive because he is currently not a party to an employment agreement with us. For 2020, each of our current NEOs (with the exception of Mr. Emery) earned an Annual Cash Incentive and we agreed, in connection with the Internalization Transaction employment negotiations, that each executive’s Annual Cash Incentive would not be less than his or her full Target Annual Cash Incentive. The annual incentives are determined and payable as soon as practicable after year-end, but no later than March 15. The objective of our annual cash incentive compensation component is to reward achievement of performance objectives of our executives, align the interests of our executives with our stockholders and tie compensation to our annual business plan objectives.
Long-Term Equity Incentive Awards
Each NEO will also be eligible to receive equity and/or other long-term incentive awards under any applicable plan or program adopted by us during the executive’s term of employment. Except for the grants discussed below, any such long-term incentives will be in the discretion of the Board of Directors or the Compensation Committee.
Time-Based Equity Awards. The objective of our time-vested equity award component is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies. The Compensation Committee believes that these time-vested awards are necessary to successfully attract qualified executives, including our NEOs and other executive officers, and will continue to be an important incentive for promoting executive and employee retention going forward.
As part of the Internalization Transaction and pursuant to the terms of the employment agreements, we granted initial equity awards to our NEOs (with the exception of Mr. Emery) in September 2020 to encourage retention and alignment with the long-term growth and performance of the Company. Mr. Emery will not be eligible to receive equity awards because he is currently not a party to an employment agreement with us.
On September 1, 2020, the NEOs (with the exception of Mr. Emery) were issued restricted stock grants under the terms of the 2013 Incentive Plan, which grants had been approved by the Special Committee and the full Board of Directors. The grants vest 50% on the second anniversary of the closing of the Internalization Transaction (the

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“Internalization Closing”), and 50% on the third anniversary of the Internalization Closing (collectively, the “2020 Restricted Stock Awards”).
Vesting of the awards is subject to the NEO’s continued employment with the Company through each applicable vesting date, except in the event of the executive’s death or disability, in which case any unvested portion of the awards will become fully vested. The restricted stock awards provide the NEO’s with rights as a stockholder in respect of vested and unvested shares, including the right to vote and the right to dividends.
In the event of a termination of the NEO’s employment by the Company without “cause” or by the executive for “good reason” within 12 months following a Change in Control (as defined in the applicable Employment Agreements), any unvested portion of the 2020 Restricted Stock Awards will become fully vested at the time of such termination. Additionally, if the 2020 Restricted Stock Awards are unvested at the time of a Change in Control of the Company and they are not assumed or substituted for equivalent awards as part of the Change in Control transaction, the 2020 Restricted Stock Awards will become fully vested at the time of the Change in Control transaction.
The number of shares of restricted stock granted to each of the NEO’s, as set forth below, was determined by dividing the value of the 2020 Restricted Stock Award for the NEO as pursuant to the terms of his or her Employment Agreement by the then-most recent publicly disclosed estimated value per share as the determined by the Board of Directors.

Executive	Number of Shares of 2020 Restricted Stock Awards Vesting Over 3 Years	Grant Date Fair Value of Restricted Stock Awards
Ella Neyland	29,547	$450,000
Tim Middleton	29,547	450,000
Gustav Bahn	19,698	300,000
Jason Stern	13,132	200,000
	91,924	$1,400,000
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not encourage excessive risk-taking. We believe that our annual cash incentive program and equity compensation programs contain appropriate risk mitigation factors, as summarized below:
•cap on award;
•balance of short-term and long-term incentives through annual cash incentives and long-term equity compensation;
•substantial portion of total compensation is in the form of long-term equity awards; and
•three-year vesting based on continued service as of the vesting date.
Other Plans, Perquisites and Personal Benefits
Each of our NEOs is eligible to participate in all of our compensatory and benefit plans on the same basis as our other similarly situated employees.

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Employment and Severance Arrangements
Mr. Emery’s offer letter and other NEOs’ Employment Agreements provide for various severance and change in control benefits and other terms and conditions of employment, as described in further detail in “Potential Payments Upon Termination or Change in Control” below.
Employee Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We also provide a matching contribution under our 401(k) savings plan to employees generally, including our executives, up to the Internal Revenue Service limitations for matching contributions.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2021 Annual Meeting.

Submitted by the Compensation Committee of the Board of Directors:
Ned W. Brines (Chair)
G. Brian Christie
Kerry D. Vandell
The preceding Compensation Report to stockholders is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in whole or in part, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of the directors listed as signatories to the above Compensation Committee Report. During 2020:
•none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee;
•no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;
•no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;
•no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;
•none of our executive officers served on the Compensation Committee of any entity where one of that entity’s executive officers served on the Compensation Committee; and
•none of our executive officers served on the Compensation Committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

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SUMMARY COMPENSATION TABLE
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal year ended December 31, 2020, which is the first fiscal year in which our NEO’s were paid directly by us following the Internalization Transaction.

Name and principal position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total Compensation
Rodney F. Emery, Chairman of the Board and Chief Executive Officer	2020	$18,333	$—	$—	$2,839	$21,172
Ella Neyland, President, Chief Financial Officer and Treasurer	2020	150,000	450,000	225,000	12,585	837,585
Tim Middleton, Chief Investment Officer	2020	150,000	450,000	225,000	14,935	839,935
Gustav Bahn, Chief Legal Officer and Corporate Secretary	2020	133,333	300,000	200,000	12,268	645,601
Jason Stern, Chief Strategy & Administrative Officer	2020	133,333	200,000	200,000	9,998	543,331
		$584,999	$1,400,000	$850,000	$52,625	$2,887,624
_________________
(1)The values for stock in this column reflect the aggregate grant date fair value of restricted stock unit awards granted on September 1, 2020, pursuant to our 2013 Incentive Plan, based on the estimated value per share on September 1, 2020 of $15.23. The grants vest 50% on the second anniversary of the Internalization Closing and 50% on the third anniversary of the Internalization Closing. Additional information regarding these awards appears under the heading “Elements of Executive Compensation—Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis. The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)Includes employer contributions to the 401(k) safe harbor contributions, benefit plans; and the value of the cash and stock distributions, as applicable, issued to the NEOs in 2020 on the restricted stock awards granted on September 1, 2020.
GRANTS OF PLAN-BASED AWARDS
The following table summarizes all grants of plan-based awards made to our NEOs in 2020.

Name	Grant Date	All other stock awards: number of shares of stock	Grant date fair value of stock and option awards(1)
Rodney F. Emery	n/a	n/a	n/a
Ella Neyland	9/1/2020	29,547	$450,000
Tim Middleton	9/1/2020	29,547	450,000
Gustav Bahn	9/1/2020	19,698	300,000
Jason Stern	9/1/2020	13,132	200,000
		91,924	$1,400,000
_________________
(1)The values for stock in this column reflect the aggregate grant date fair value of restricted stock unit awards granted on September 1, 2020, pursuant to our 2013 Incentive Plan, based on the estimated value per share on September 1, 2020 of $15.23. The grants vest 50% on the second anniversary of the Internalization Closing and 50% on the third anniversary of the Internalization Closing. Additional information regarding these awards appears under the heading “Elements of Executive Compensation—Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2020
The following table presents information about our NEOs’ outstanding equity awards as of December 31, 2020. The equity awards reported as stock awards consist of unvested time-based restricted stock units.

Name	Stock Awards
	Number of shares or units of stock that have not yet vested(1)	Market value of shares or units of stock that have not vested(2) ($)
Rodney F. Emery	n/a	n/a
Ella Neyland	29,547	$450,000
Tim Middleton	29,547	450,000
Gustav Bahn	19,698	300,000
Jason Stern	13,132	200,000
	91,924	$1,400,000
_________________
(1)The grants vest 50% on the second anniversary of the Internalization Closing and 50% on the third anniversary of the Internalization Closing, provided that the NEO remains continuously employed by us on each such date, pursuant to the NEO’s restricted stock grant agreement.
(2)Market value is based on estimated value per share of $15.23 as of December 31, 2020.
NARRATIVE DISCUSSION OF SUMMARY COMPENSATION TABLE
We provide additional disclosure below of factors relating to the Summary Compensation Table, including descriptions of the employment agreements with our NEOs and offer letter with Mr. Emery. For further narrative disclosures concerning the information set forth in the Summary Compensation Table, please see the “Compensation Discussion and Analysis” section above.
Employment Agreements
On September 1, 2020, SRS entered into the Employment Agreements with Ms. Ella S. Neyland and each of Messrs. Middleton, Bahn and Stern.
Term. The Employment Agreements became effective as of the Internalization Closing and will continue in effect through the third anniversary of the Internalization Closing, which is referred to as the “Initial Term”, unless terminated sooner pursuant to the Employment Agreements. Commencing on the last day of the Initial Term and on each subsequent anniversary of such date, the term of the Employment Agreements shall be automatically extended for successive one-year periods; provided, however, that either the Company or the executive may elect not to extend the term of employment by giving at least 180 days prior written notice.
Compensation. The Employment Agreements provide that Ms. Neyland and Messrs. Middleton, Bahn and Stern, will receive an annual base salary of $450,000, $450,000, $400,000 and $400,000, respectively. Ms. Neyland and Messrs. Middleton, Bahn and Stern will be eligible to receive an annual cash incentive with a target amount of at least 50% of his or her annual base salary (each, a “Target Annual Incentive”), based on criteria and goals established by the Board of Directors or a Board of Directors committee; provided that their 2020 annual incentives were not less than the full Target Annual Incentives.
The executives will also be eligible to receive equity and/or other long-term incentive awards, in the discretion of the Board of Directors or the Compensation Committee.

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In the third quarter of calendar year 2020, Ms. Neyland and Messrs. Middleton, Bahn and Stern received the 2020 Restricted Stock Awards with a grant date fair value of $450,000, $450,000, $300,000 and $200,000, respectively, each to be granted under and subject to the terms of the 2013 Incentive Plan and award agreements. The 2020 Restricted Stock Awards will vest 50% on the second anniversary of the Internalization Closing and 50% on the third anniversary of the Internalization Closing, subject to the executive’s continuous employment through the applicable vesting dates, with certain exceptions.
In the first quarter of calendar year 2021, Ms. Neyland and Messrs. Middleton, Bahn and Stern received an award of time-based restricted stock, or the “Time-Based 2021 Award”, with a grant date fair value of $225,000, $225,000, $200,000 and $200,000, respectively, each granted under and subject to the terms of the 2013 Incentive Plan and award agreements. The Time-Based 2021 Awards will vest ratably over three years following the grant date, subject to the executive’s continuous employment through the applicable vesting dates, with certain exceptions.
The executives will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time and to receive certain other perquisites, each as described in their respective Employment Agreement.
Severance. Under the Employment Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as each term is defined in the Employment Agreements) and the executive executes a release of claims, the executive will be entitled to (1) a series of cash payments totaling a multiple of one if the termination does not occur within 12 months after a Change in Control and one and one half if the termination occurs within 12 months after a Change in Control of the sum of his or her then-current base salary and Target Annual Incentive for the then-current calendar year (annualized if the termination occurs in 2020); (2) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions and (3) if the executive elects continuation of coverage under the Company’s group health plan, continuation of subsidized health care coverage for 12 months (or 18 months in the case of a Change of Control) or, if earlier, until the executive becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any Company group health plan ends.
Under the 2013 Incentive Plan, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control (see 2013 Incentive Plan for a definition of “change of control”, “cause” and “good reason” related to the plan): if within two years after the effective date of the change in control, an executive’s employment is terminated without cause or the executive resigns for good reason, then (i) all of that executive’s outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding awards will lapse, and (iii) the payout level under all of that executive’s performance-based awards that were outstanding immediately prior to effective time of the change in control will be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout to such executive within sixty (60) days following the date of termination of employment unless a later date is required, based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. Upon the occurrence of a change in control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by a committee of the Board of Directors or the Board of Directors: (i) outstanding options and other awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based awards shall be deemed to have been fully earned as of the effective date of the change in control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the change in control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the change in control, if the change in control occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout to the

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executives within sixty (60) days following the change in control (unless a later date is required), based upon the length of time within the performance period that has elapsed prior to the change in control. Any awards shall thereafter continue or lapse in accordance with the other provisions of the 2013 Incentive Plan and the award certificate.
Employee Benefits. Amendment No. 1 to the Employment Agreements provides that, effective January 1, 2021, each executive have an unlimited amount of paid time off each calendar year. Any accrued but unpaid paid time off as of January 1, 2021 will be paid to the executives by the Company.
Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the executives on the one hand and the Company on the other hand to disparage the other.
Offer Letter to our CEO
In connection with the Internalization Transaction, on September 1, 2020, Rodney F. Emery accepted an offer letter of employment, which sets forth the terms and conditions of Mr. Emery’s service as the Company’s CEO, (the “Offer Letter”). The Offer Letter provides that Mr. Emery’s employment with SRS will be at-will. Mr. Emery’s annual base salary will be $55,000, which will be subject to applicable deductions and withholdings and paid in accordance with the Company’s regular payroll practices. Mr. Emery will be eligible for the same benefit programs as the Company offers to similarly situated employees from time to time, subject to eligibility requirements and the terms of those programs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above, the Employment Agreements provide our NEO’s with, among other things, base salary, incentive and certain payments at, following and/or in connection with certain terminations of employment or a change in control involving the Company. As used above, the terms “cause,” “change in control,” “disability” and “good reason” shall have the respective meanings set forth in the respective employment agreements and award agreements, as applicable.

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SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefits	Change in control without termination of employment on 12/31/2020	Termination by the Company for Cause	Voluntary termination by executive without good reason	Resignation of all other positions	Termination by Company without Cause or Resignation with Good Reason as of 12/31/2020 ($)	Retirement on 12/31/2020(1) ($)	Termination due to death or disability as of 12/31/2020 ($)
Rodney F. Emery
	Base Severance Payment	$—	$—	$—	$—	$—	$—	$—
	Accelerated Vesting of Restricted Stock Awards	—	—	—	—	—	—	—
	Other(2)	—	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$—	$—	$—
Ella Neyland
	Base Severance Payment	$1,237,500	$—	$—	$—	$900,000	$225,000	$225,000
	Accelerated Vesting of Restricted Stock Awards	450,000	—	—	—	450,000	—	—
	Other(2)	7,722	—	—	—	5,148	—	—
	Total	$1,695,222	$—	$—	$—	$1,355,148	$225,000	$225,000
Tim Middleton
	Base Severance Payment	$1,237,500	$—	$—	$—	$900,000	$225,000	$225,000
	Accelerated Vesting of Restricted Stock Awards	450,000	—	—	—	450,000	—	—
	Other(2)	27,645	—	—	—	18,430	—	—
	Total	$1,715,145	$—	$—	$—	$1,368,430	$225,000	$225,000
Gustav Bahn
	Base Severance Payment	$1,100,000	$—	$—	$—	$800,000	$200,000	$200,000
	Accelerated Vesting of Restricted Stock Awards	300,000	—	—	—	300,000	—	—
	Other(2)	18,447	—	—	—	12,298	—	—
	Total	$1,418,447	$—	$—	$—	$1,112,298	$200,000	$200,000
Jason Stern
	Base Severance Payment	$1,100,000	$—	$—	$—	$800,000	$200,000	$200,000
	Accelerated Vesting of Restricted Stock Awards	200,000	—	—	—	200,000	—	—
	Other(2)	27,409	—	—	—	18,273	—	—
	Total	$1,327,409	$—	$—	$—	$1,018,273	$200,000	$200,000
_________________
(1)The NEOs are only entitled to the vested amount of their respective accounts under the 2013 Incentive Plan as of the retirement or termination date. Additionally, the NEOs will not receive any additional compensation

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upon retirement, and any accelerated vesting of their equity awards may be subject to the discretion of the Compensation Committee.
(2)Includes healthcare benefits and vesting in full of the unvested amount of the NEO’s account pursuant to the terms of the NEOs’ respective Employment Agreements.
For purposes of the table above, we have made the following assumptions where applicable:
•the date of termination is December 31, 2020;
•the payments are based on the terms of the NEO’s respective Employment Agreements and the applicable award agreements governing unvested equity awards;
•the NEOs’ respective restricted stock unit awards were assumed, continued, converted or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary in connection with a Change in Control;
•there is no earned, accrued but unpaid salary;
•the premiums for the NEO’s health plan coverage, life insurance, long-term disability insurance and accidental death and dismemberment insurance is constant throughout the year.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Rodney F. Emery, CEO:
For 2020, our last completed fiscal year:
•the annual total compensation of the employee identified at median of our company (other than our CEO), was $17,171; and
•the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $17,811.
The annual total compensation is based on compensation earned from September 1, 2020 through December 31, 2020. Prior to September 1, 2020, we had no employees. On August 31, 2020, we completed our Internalization Transaction and our current management and investment teams, who were previously employed by our former advisor, became employed by an indirect subsidiary of ours.
Based on this information, for 2020, the ratio of the annual total compensation of Mr. Emery, our CEO, to the median of the annual total compensation of all employees was estimated to be 104%.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: (a) we determined that, as of December 31, 2020, our employee population consisted of approximately 639 individuals, and (b) to identify the “median employee” from our employee population, we collected actual base salary, incentive paid, and any overtime paid during the period from September 1, 2020 through December 31, 2020.

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DIRECTOR COMPENSATION
We have provided below certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash in 2020 (1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation(2)	Total
G. Brian Christie(3)(4)	$199,000	$75,000	$—	$—	$—	$8,764	$282,764
Thomas H. Purcell(3)(4)	216,500	75,000	—	—	—	—	291,500
Kerry D. Vandell(3)(4)	204,500	75,000	—	—	—	—	279,500
Ned W. Brines(3)(4)(5)	178,750	127,795	—	—	—	—	306,545
Stephen R. Bowie(3)(4)(5)	176,250	127,795	—	—	—	—	304,045
Ella S. Neyland(6)	—	—	—	—	—	6,357	6,357
Rodney F. Emery(6)	—	—	—	—	—	—	—
Ana Marie del Rio(6)	—	—	—	—	—	—	—
	$975,000	$480,590	$—	$—	$—	$15,121	$1,470,711
_________________
(1)The amounts shown in this column include payments made to members of the Special Committee, which was formed during the year ended December 31, 2018. The members of the Special Committee are our independent directors. It was agreed that each independent director will receive retainers of $50,000 with the Special Committee chairperson receiving an additional $10,000. In addition, each member receives meeting fees as described below; provided there is no daily limit for Special Committee meeting fees.
(2)The amounts shown in this column include reimbursements to our directors primarily for travel to board meetings.
(3)Independent directors.
(4)On December 3, 2020, each of our five independent directors was granted 4,924 shares of restricted common stock in connection with their re-election to the Board of Directors pursuant to our Independent Directors Compensation Plan (described below). The grant date fair value of the stock was $15.23 per share for an aggregate amount of $75,000 for each independent director. Of these shares of restricted common stock granted in 2020, each independent director had 4,924 shares of restricted common stock that remain unvested as of December 31, 2020. The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(5)On March 6, 2020, we issued 3,333 restricted shares of our common stock to each of Ned W. Brines and Stephen R. Bowie in connection with their appointment to our Board of Directors.
(6)Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.
Cash Compensation
During the year ended December 31, 2019 and through September 15, 2020, we paid each of our independent directors:
• an annual retainer of $55,000 in cash (the audit committee chairperson receives an additional $10,000 annual retainer);
• $2,500 for each in-person Board of Directors meeting attended;
• $1,500 for each in-person committee meeting attended; and

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• $1,000 for each teleconference meeting of the Board of Directors or committee.
We did not pay in excess of $4,000 for any one set of meetings attended on any given day.
On September 15, 2020, in consultation with FPL, our Board of Directors approved the following annual compensation amounts for our independent directors, effective on September 15, 2020:
•    an annual retainer of $75,000 in cash and $75,000 in stock pursuant to the independent directors’ compensation plan described below (the Audit Committee chairperson receives an additional $15,000 annual retainer, the Investment Committee chairperson receives an additional $10,000 annual retainer, the Compensation Committee chairperson receives an additional $10,000 annual retainer, the Nominating and Corporate Governance Committee chairperson receives an additional $10,000 annual retainer, and the lead independent director receives an additional $25,000 annual retainer);
• $2,000 for each in-person or telephonic Board of Directors meeting attended; and
• $2,000 for each in-person or telephonic committee meeting attended.
We will not pay in excess of $4,000 for any one set of meetings attended on any given day. Further, directors may elect to receive any cash fees in fully-vested shares of common stock of the Company.
On March 3, 2021, the Compensation Committee determined that Mr. Purcell should receive compensation ($2,000 per meeting) for attending committee meetings as lead independent director where he is not a committee member.
Equity Plan Compensation
Our Board of Directors has approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan. Prior to the Internalization Closing, under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our then-independent directors was entitled to receive 3,333 shares of restricted common stock once we raised $2,000,000 in gross offering proceeds from our public offering. Each subsequent independent director that joined our Board of Directors received 3,333 shares of restricted common stock upon election to our Board of Directors. In addition, on the date following an independent director’s re-election to our Board of Directors, he or she received 1,666 shares of restricted common stock.
On September 15, 2020, our Board of Directors approved an amendment to the independent directors’ compensation plan, according to which, each of our current independent directors is entitled to receive an annual retainer of $75,000 in cash and $75,000 in shares of restricted common stock upon election or subsequent annual election to our Board of Directors. The shares of restricted common stock granted pursuant to our independent directors’ compensation plan generally vest in two equal annual installments beginning on the first anniversary of the date of grant and ending on the second anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability”, or (2) a “change in control” of the Company (as such terms are defined in the incentive plan).

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our incentive award plan, as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	741,594
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	—	—	741,594
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
The following table shows, as of May 21, 2021, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Directors
Rodney F. Emery(3)	601,081	*
G. Brian Christie	18,253	*
Thomas H. Purcell(4)	25,386	*
Kerry D. Vandell	20,033	*
Ned W. Brines	37,324	*
Stephen R. Bowie	24,007	*
Ella S. Neyland	82,646	*
Ana Marie del Rio	55,542	*
Executive Officers
Tim Middleton	46,253	*
Gustav Bahn	32,560	*
Jason Stern	25,994	*
Tiffany Stanley	20,849	*
David Miller	16,923	*
All directors and executive officers as a group (13 persons)	1,006,852	*
________________
*     less than 1% of the outstanding common stock.
1)The address of each named beneficial owner is c/o Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 200, Irvine, CA, 92612.
2)None of the shares are pledged as security.

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3)Includes 26,687 shares owned by SRI, 11,440 shares owned by Steadfast Apartment Advisor III, LLC and 9,533 shares owned by Mr. Emery’s spouse, Pamela L. Emery, which are primarily indirectly owned and controlled by Rodney F. Emery. Mr. Emery also beneficially owns through SRI 6,155,613.92 Class B units of limited partnership interests in Steadfast Apartment REIT Operating Partnership, L.P., our operating partnership (“STAR OP”).
4)Includes 3,828 shares owned by THP Management, LLC, which is primarily owned and controlled by Thomas H. Purcell.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The following describes all transactions during the year ended December 31, 2020 and the three months ended March 31, 2021, and currently proposed transactions, involving us, our directors, our former advisor, our former sponsor, SRI, and any of their respective affiliates. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.
Ownership Interests
On September 3, 2013, SRI, purchased 13,500 shares of our common stock for an aggregate purchase price of $202,500 and was admitted as our initial stockholder. SRI is controlled indirectly by Rodney F. Emery, our Chairman of the Board of Directors and CEO, through Steadfast REIT Holdings, LLC (“Steadfast Holdings”). Ms. Ana Marie del Rio, our former secretary and a director, owns a 6.3% interest in Steadfast Holdings. From 2014 to 2020, Ms. Neyland earned an annual 5% profit interest from Steadfast Holdings. Ms. Neyland’s profits interest was bought out in November 2020.
On September 3, 2013, our former advisor, Steadfast Apartment Advisor, LLC, purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000 (the “Convertible Stock”). In connection with the SIR Merger and STAR III Merger on March 6, 2020 (described below), our former advisor exchanged the Convertible Stock for new non-participating, non-voting Class A convertible stock (the “Class A Convertible Stock”). Prior to the Internalization Closing, our former advisor owned 100% of the outstanding Class A Convertible Stock. Following the SIR Merger and the STAR III Merger, SRI owned directly and indirectly 327,873 shares of our common stock. As of December 31, 2020 and March 31, 2021, SRI, owned directly and indirectly 395,638 and 38,127 shares of our common stock, respectively.
The Mergers
On August 5, 2019, we, SIR, STAR OP, Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR (“SIR OP”), and SI Subsidiary, LLC, our wholly-owned subsidiary (“SIR Merger Sub”), entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Pursuant to the terms and conditions of the SIR Merger Agreement, on March 6, 2020, SIR merged with and into SIR Merger Sub with SIR Merger Sub surviving the merger (the “SIR Merger”). Following the SIR Merger, SIR Merger Sub, as the surviving entity, continued as our wholly-owned subsidiary. In accordance with the applicable provisions of the Maryland General Corporation Law (“MGCL”), the separate existence of SIR ceased.
On August 5, 2019, we, STAR III, STAR OP, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III (the “STAR III OP”), and SIII Subsidiary, LLC, our wholly-owned subsidiary (“STAR III Merger Sub”), entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Pursuant to the terms and conditions of the STAR III Merger Agreement, on March 6, 2020, STAR III merged with and into STAR III Merger Sub with STAR III Merger Sub surviving the merger (the “STAR III Merger”, and together with the SIR Merger, the “Mergers”). Following the STAR III Merger, STAR III Merger Sub, as the

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surviving entity, continued as our wholly-owned subsidiary. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III ceased.
Each of SIR and STAR III was sponsored by SRI and externally managed by affiliates of our former advisor.
Convertible Stock
Prior to completion of the Mergers on March 6, 2020, our then-outstanding Convertible Stock would have been converted into shares of our common stock if and when: (A) we had made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we listed our common stock for trading on a national securities exchange, or (C) the Advisory Agreement was terminated or not renewed (other than for “cause” as defined in the Advisory Agreement). In the event of a termination or non-renewal of the Advisory Agreement for cause, all of the shares of the Convertible Stock would have been repurchased by us for $1.00. In general, each share of Convertible Stock would have been converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then-outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.
In connection with the Mergers, we and our former advisor exchanged the then-outstanding Convertible Stock for new Class A Convertible Stock. The Class A Convertible Stock would have been converted into shares of our common stock if (1) we had made total distributions of money or other property to our stockholders (with respect to SIR and STAR III, including in each case distributions paid to SIR and STAR III stockholders prior to the closing of the Mergers), which we refer to collectively as the “Class A Distributions,” equal to the original issue price of our shares of common stock, shares of common stock of SIR and shares of common stock of STAR III (the “Common Equity”), plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) we listed our common stock for trading on a national securities exchange or entered into a merger whereby holders of our common stock received listed securities of another issuer or (3) the Advisory Agreement was terminated or not renewed (other than for “cause” as defined in the Advisory Agreement), each of the above is referred to as a “Triggering Event.” Upon any of these Triggering Events, each share of Class A Convertible Stock would have been converted into a number of shares of our common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) the “Class A Enterprise Value” plus the aggregate value of the Class A Distributions paid to date on the Common Equity exceeded (ii) the aggregate purchase price paid by stockholders for the Common Equity plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the Common Equity as of the date of the Triggering Event, divided by (B) the Class A Enterprise Value divided by the number of our outstanding common shares on an as-converted basis as of the date of Triggering Event.
As discussed below, in connection with the Internalization Transaction, we purchased all of the Class A Convertible Stock from our former advisor for $1,000.
Pre-Internalization Operating Partnership Merger
On August 28, 2020, through a series of transactions, STAR OP and STAR III OP merged with and into SIR OP, with SIR OP surviving as our sole operating partnership. SIR OP’s name changed to “Steadfast Apartment REIT Operating Partnership, L.P.” (the “Current Operating Partnership”) following the operating partnership mergers.

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Pre-Internalization Advisory Agreement Amendment and Joinder Agreement
On August 31, 2020, prior to the Internalization Closing, we, our former advisor and STAR OP entered into the Joinder Agreement (the “Joinder Agreement”) pursuant to which our operating partnership became a party to the Advisory Agreement. On August 31, 2020, prior to the Internalization Closing, we, our former advisor and our Current Operating Partnership entered into the First Amendment to the Amended and Restated Advisory Agreement in order to remove certain restrictions in the Advisory Agreement related to business combinations and to provide that any amounts accrued to our former advisor commencing on or after September 1, 2020 will be paid by our operating partnership in cash.
Internalization Transaction
On August 31, 2020, our Current Operating Partnership, as contributee, and the Company, as the general partner of the Current Operating Partnership, entered into the Contribution and Purchase Agreement (the “Contribution & Purchase Agreement”) with SRI, which provided for the internalization of the Company’s external management functions provided by our former advisor and its affiliates. The Internalization Transaction closed on August 31, 2020, and, as a result, we are now self-managed.
Pursuant to the Contribution & Purchase Agreement, between us, the Current Operating Partnership and SRI, SRI contributed (the “Contribution”) to the Current Operating Partnership all of the membership interests in STAR RS Holdings, LLC, a Delaware limited liability company, and the assets and rights necessary to operate as a self-managed company in all material respects, and the liabilities associated with such assets and rights in exchange for $124,999,000, which was paid as follows: (1) $31,249,000 in cash and (2) 6,155,613.92 Class B OP Units of limited partnership interests in our operating partnership (the “Class B OP Units”) having the agreed value set forth in the Contribution & Purchase Agreement. In addition, we purchased all of the Class A Convertible Stock held by our former advisor for $1,000. Further, Steadfast Investment Properties, Inc. (“SIP”), an affiliate of our former advisor, granted to our Current Operating Partnership a five-year, non-exclusive, non-transferable, non-sublicenseable, royalty-free license to use the name, trademark, and service mark “Steadfast,” and certain domain names, as set forth and subject to the terms and conditions of a certain trademark license agreement. In connection with the Internalization Transaction, we also entered into the agreements described below.
Transition Services Agreement
As a condition to the Internalization Closing, on August 31, 2020, we and SIP entered into the Transition Services Agreement (as amended, the “Transition Services Agreement”), pursuant to which, commencing on August 31, 2020 until March 31, 2021, unless earlier terminated pursuant to the Transition Services Agreement or extended by mutual consent, SIP will continue to provide certain operational and administrative support at cost plus 15% to us, which may include support relating to, without limitation, shared legal, and tax support as set forth in the Transition Services Agreement. Similarly, we agreed to provide certain services to SIP and its affiliates at cost plus 15%, which may include acquisition, disposition and financing support, legal support, shared information technology and human resources. On March 22, 2021, we and SIP amended the Transition Services Agreement to extend the term to September 30, 2021.
Pursuant to the Transition Services Agreement, for the year ended December 31, 2020, we earned $147,175 and received $43,623, and for the three months ended March 31, 2021, we earned $8,178 and received $89,528 in income. For the year ended December 31, 2020, we incurred $26,901 and paid $0, and for the three months ended March 31, 2021, we incurred $1,550 and paid $22,451, of expenses related to services performed pursuant to the Transition Services Agreement. This is included within other operating expenses incurred of $3,299,465 and $445,313, related to administrative services.

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SRI Property Management Agreements
In connection with the Internalization Transaction, we terminated our existing property-level property management agreements with Steadfast Management Company, Inc., an affiliate of SRI, the former property manager. On August 31, 2020, SRS, our indirect wholly-owned subsidiary entered into the SRI property management agreements with affiliates of SRI (each, a “Property Management Agreement”) to provide property management services in connection with certain properties owned by SIP or its affiliates. Pursuant to each Property Management Agreement, SRS receives a monthly management fee equal to 2.0% of each property’s Gross Collections (as defined in the Property Management Agreements) for such month. Each Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless the owner of the property terminates the Property Management Agreement with 60 days’ prior written notice or upon the determination of gross negligence, willful misconduct or bad acts of SRS or its employees with 30 days’ prior written notice to SRS. After the first one-year term, either party may terminate the Property Management Agreement in the event of a material breach that remains uncured for a period of 30 days after written notification of such breach.
Pursuant to the SRI Property Management Agreements, for the year ended December 31, 2020, we earned $288,183, $95,315 and $1,265,938, and received $210,423, $73,335 and $1,092,011, in property management fees, other expense reimbursements and personnel cost reimbursements from SRI, respectively. For the three months ended March 31, 2021, we earned $238,209, $90,553 and $1,075,609, and received $229,994, $112,533 and $1,136,685, in property management fees, other expenses reimbursements and personnel cost reimbursements from SRI, respectively.
As of December 31, 2020 and March 31, 2021, we recognized the SRI Property Management Agreements asset, net of $543,332 and $339,580 within other assets on the consolidated balance sheets filed with the SEC on Forms 10-K and 10-Q, on March 12, 2021 and May 14, 2021, respectively.
On April 23, 2021, SRS entered into amendments (collectively, the “Amendments”) to the property management agreements with affiliates of SRI, to, among other things, (1) provide that SRS is responsible for providing accounting services for the properties owned by the property owners and (2) increase the property management fee from 2.0% of Gross Collections to 3.0% of Gross Collections.
SRI Construction Management Agreements
On September 1, 2020, SRS entered into the SRI construction management agreements with an affiliate of SRI (the “SRI Construction Management Agreements”) to provide construction management services in connection with certain properties owned by SIP or its affiliates. Pursuant to each SRI Construction Management Agreement, SRS will receive a construction management fee equal to 7.5% of the total project costs. In addition, SRS will be reimbursed for all agreed upon costs associated with staffing. Each SRI Construction Management Agreement may be terminated by either party with the delivery of a 30-day written notice to the other party.
Pursuant to the SRI Construction Management Agreements, for year ended December 31, 2020 and the three months ended March 31, 2021, we earned $0 and $45,372, and received $0 and $0, respectively, in construction management fees from SRI.
Registration Rights Agreement
As a condition to the Internalization Closing, on August 31, 2020, we, our Current Operating Partnership and SRI entered into a registration rights agreement (the “Registration Rights Agreement”). Upon the terms and conditions in the Contribution & Purchase Agreement, the Class B OP Units will be redeemable for shares of our common stock. Pursuant to the Contribution & Purchase Agreement, SRI (or any successor holder) may not transfer the Class B OP Units until August 31, 2022 (the “Lock-Up Expiration”). Beginning on the fifth anniversary of the

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Internalization Closing, SRI (or any successor holder) may request us to register for resale under the Securities Act of 1933, as amended, shares of our common stock issued or issuable to such holder. We agreed to use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. We will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants SRI (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.
Non-Competition Agreement
As a condition to the Internalization Closing, on August 31, 2020, we entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Rodney F. Emery, the largest indirect owner of SRI and our Chairman of the Board of Directors and CEO, providing that from the date of the Internalization Closing until the date that is 30 months from August 31, 2020 (the “Restricted Period”), in general, Mr. Emery shall not, directly or indirectly, (1) solicit certain employees or service providers of the Company, subject to certain exceptions, or (2) solicit certain customers, vendors, suppliers, agents, partners or other similar parties with the purpose of causing such parties or their affiliates to cease doing business with us or otherwise interfere with our business relationships with third parties.
Further, during the Restricted Period, Mr. Emery, subject to limited exceptions provided in the Non-Competition Agreement, in general (1) shall not, and shall cause his respective affiliates not to, engage in the business of managing, operating, directing and supervising the operations and administration of multifamily assets of the class and type owned by us as of August 31, 2020 (the “Assets”) (such business activities described in this subsection (1) being the “Restricted Business”), (2) shall, consistent with past practice, present each opportunity and investment fully and accurately to our Board of Directors prior to his or his affiliates acquisition of any Assets and only make such investment on behalf of himself or his affiliates if our Board of Directors declines the opportunity; and (3) shall not engage with or otherwise acquire an interest in, directly or indirectly, any business or enterprise that primarily engage in the Restricted Business in an area within a two-mile radius of each Asset owned or managed by us as of the Internalization Closing.
Further, each of SRS, us and our Current Operating Partnership agreed that, in general, during the Restricted Period, each will not solicit any employee of SRI or its affiliates or attempt to assist any such employee to enter into any other consulting or business relationship with SRS, us and our operating partnership, subject to certain limitations.
Sub-Lease
In connection with the Internalization Transaction, SRS, entered into a sub-lease agreement, (the “Sub-Lease”), with the former property manager on September 1, 2020, for its headquarters in Irvine, California. The Sub-Lease also includes certain furniture and fixtures, which will become the property of SRS at the end of the lease term. As of December 31, 2020 and March 31, 2021, the Sub-Lease had a remaining lease term of 17 months and 14 months, respectively, with no option to renew. The monthly sub-lease expense is recognized on a straight-line basis over the remaining term of the Sub-Lease.
As of December 31, 2020 and March 31, 2021, as it pertains to the Sub-Lease of the office space, we recorded an operating lease right-of-use asset, net of $1,339,591 and $1,107,099 and an operating lease liability, net of $1,346,835 and $1,119,776, respectively.
As of December 31, 2020 and March 31, 2021, as it pertains to the Sub-Lease of the furniture and fixtures, we recognized a finance lease right-of-use asset, net of $16,845 and $13,785 and a finance lease liability, net of $17,020 and $14,067, respectively.

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For the year ended December 31, 2020, we incurred $322,066 and $4,255 and paid $314,822 and $4,080, related to the office space and the furniture and fixtures, respectively. For the three months ended March 31, 2021, we incurred $241,549 and $3,167 and paid $236,116 and $3,060, related to the office space and the furniture and fixtures, respectively.
Third A&R Partnership Agreement
As a condition to the Internalization Closing, on August 31, 2020, we, as the general partner and parent of our Current Operating Partnership, SRI and the other limited partners in the operating partnership entered into the Third A&R Partnership Agreement to restate the Second A&R Partnership Agreement in order to, among other things, remove references to the limited partner interests previously held by the SIR advisor and STAR III advisor, reflect the consummation of the Contribution, and designate Class B OP Units that were issued in the Internalization Transaction.
Employment Arrangements
On September 1, 2020, Rodney F. Emery accepted an offer letter of employment, which sets forth the terms and conditions of Mr. Emery’s service as our CEO (the “Offer Letter”). The Offer Letter provides that Mr. Emery’s employment with SRS will be at-will. Mr. Emery’s annual base salary will be $55,000, which will be subject to applicable deductions and withholdings and paid in accordance with our regular payroll practices. Mr. Emery will be eligible for the same benefit programs as we offer to similarly situated employees from time to time, subject to eligibility requirements and the terms of those programs. See “Compensation of Directors and Executive Officers—Offer Letter to our CEO” for more information.
On September 1, 2020, SRS entered into employment agreements (collectively, the “Employment Agreements”) with each of Messrs. Middleton, Bahn and Stern and Mses. Neyland and Stanley (the “Executives”).

Restricted Stock Grants
On September 1, 2020, the Executives and certain other key employees of the Company were issued the 2020 Restricted Stock Awards under the terms of the Plan, which grants had been approved by the Special Committee and our Board of Directors. The grants to the Executives were made pursuant to a Restricted Stock Grant Agreement. The grants vest 50% on the second anniversary of the Internalization Closing and 50% on the third anniversary of the Internalization Closing.
The 2020 Restricted Stock Award agreements provide that vesting is subject to the Executive’s continued employment with the Company through each applicable vesting date, except in the event of the Executive’s death or disability, in which case, any unvested portion of the awards will become fully vested. In addition, the 2020 Restricted Stock Award agreements provide the Executive with rights as a stockholder in respect of the awards’ vested and unvested shares, including the right to vote and the right to dividends.
In the event of a termination of the Executive’s employment by the Company without “cause” or by the Executive for “good reason” within 12 months following a Change in Control, any unvested portion of the 2020 Restricted Stock Awards will become fully vested at the time of such termination, provided that if the 2020 Restricted Stock Awards are unvested at the time of a Change in Control of the Company and are not assumed or substituted for equivalent awards as part of the Change in Control transaction, the 2020 Restricted Stock Awards will become fully vested at the time of the Change in Control transaction.
The number of shares of restricted stock granted to each of the Executives, as set forth below, was determined by dividing the value of the 2020 Restricted Stock Award for the Executive as pursuant to the terms of his or her Employment Agreement by the most recent publicly disclosed estimated value per share as determined by our Board of Directors.

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Executive	Number of Shares of 2020 Restricted Stock Awards vesting over 3 years
Ella Neyland	29,546.95
Tim Middleton	29,546.95
Gustav Bahn	19,697.96
Jason Stern	13,131.98
Tiffany Stanley	13,131.98
Our Prior Relationships with our Former Advisor and our Former Sponsor
Prior to the Internalization Closing, Steadfast Apartment Advisor, LLC was our advisor and, as such, supervised and managed our day-to-day operations and selected our real property investments and real estate-related assets, subject to oversight by our Board of Directors. Our former advisor also provided marketing, sales and client services on our behalf. Our former advisor was owned by SRI, our former sponsor. Mr. Emery, our Chairman of the Board of Directors and CEO, owns a controlling interest in Steadfast Holdings, the parent of our former sponsor, Ms. del Rio, our then Secretary and affiliated director, owns a 6.3% interest in Steadfast Holdings. Since 2014, Ms. Neyland earned an annual 5% profit interest from Steadfast Holdings until November 2020.
Prior to the Internalization Closing, we and our operating partnership operated pursuant to the Advisory Agreement with our former advisor which had a one-year term expiring March 6, 2021.
Services provided by our former advisor under the terms of the Advisory Agreement included the following:
•finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;
•making investment decisions for us, subject to the limitations in our Charter and the direction and oversight of our Board of Directors;
•structuring the terms and conditions of our investments, sales and joint ventures;
•acquiring investments on our behalf in compliance with our investment objectives and policies;
•sourcing and structuring our loan originations;
•arranging for financing and refinancing of investments;
•entering into service agreements for our loans;
•supervising and evaluating each loan servicer’s and property manager’s performance;
•reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;
•entering into leases and service contracts for our properties;
•assisting us in obtaining insurance;
•generating our annual budget;
•reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

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•formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;
•performing investor relations services;
•maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;
•engaging and supervising the performance of our agents, including our registrar and transfer agent; and
•performing any other services reasonably requested by us.
The above summary is provided to illustrate the material functions that our former advisor performed for us as an advisor and is not intended to include all of the services that were provided to us by our former advisor, its affiliates or third parties. In connection with the Internalization Transaction, SRS assumed the rights and obligations of the Advisory Agreement from our former advisor. As a result, no payments were incurred or paid to our former advisor pursuant to the Advisory Agreement after September 1, 2020.
Fees and Expense Reimbursements Paid to Our Former Advisor
Pursuant to the terms of our Advisory Agreement, we paid our former advisor the fees described below from January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020:
•Prior to the completion of the Mergers on March 6, 2020, we paid our former advisor an acquisition fee of 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e., value enhancement) of any real property or real estate-related asset acquired. Following the completion of the Mergers on March 6, 2020 and until the Internalization Closing, we paid our former advisor an acquisition fee of 0.5%, which was calculated on the same basis as described above. From January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020, we incurred and paid to our former advisor acquisition fees of $17,717,639, which includes an acquisition fee of $16,281,487 following the completion of the Mergers.
•Prior to the completion of the Mergers, we paid our former advisor a loan coordination fee equal to 1.0% of the initial amount of the new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), we paid our former advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced. In some instances, we and our former advisor agreed to a loan coordination fee of $100,000 per loan refinanced.
Following the completion of the Mergers and until the Internalization Closing, we paid our former advisor or one of its affiliates, in cash, the loan coordination fee equal to 0.5% of (1) the initial amount of new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of any type of real estate asset or real estate-related asset acquired directly or (2) our allocable portion of the purchase price, and therefore, the related debt in connection with the acquisition or origination of any type of real estate asset or real estate-related asset acquired through a joint venture. In connection with the Mergers, we paid our former advisor a loan coordination fee of $7,910,205.

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Following the completion of the Mergers and until the Internalization Closing, compensation for services rendered in connection with any financing or the refinancing of any debt (in each case, other than at the time of the acquisition of a property), we also paid our former advisor or one of its affiliates, in the form of shares equal to such amount, a loan coordination fee equal to 0.5% of the amount refinanced or our proportionate share of the amount refinanced in the case of investments made through a joint venture. From January 1, 2020 until September 1, 2020, we incurred $10,417,723, and paid $11,017,723, of loan coordination fees to our former advisor, respectively, which includes loan coordination fees of $1,116,700, paid in shares of our common stock.
•Prior to the completion of the Mergers, we paid our former advisor a monthly investment management fee equal to one-twelfth of 1.0% of (1) the cost of real properties and real estate-related assets acquired directly by us or (2) our allocable cost of each investment in real property or real estate related asset acquired through a joint venture. The investment management fee was calculated including the amount actually paid or budgeted to fund acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. Following the completion of the Mergers and until the Internalization Closing, we paid our former advisor a monthly investment management fee, which was calculated on the same basis as described above, and payable 50% in cash and 50% in shares of our common stock. From January 1, 2020 until September 1, 2020, we incurred and paid investment management fees to our former advisor of $19,795,719 and $23,941,964, respectively. Investment management fees of $8,367,339 pertaining to the 50% payable in shares of our common stock were paid for the period from January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020. Subsequent to the Internalization Closing, we paid investment management fees to our former advisor of $6,090, for services performed prior to the Internalization Closing.
•Prior to the completion of the Mergers, if our former advisor or its affiliates provided a substantial amount of services in connection with the sale of a property or real estate-related asset as determined by a majority of our independent directors, we paid our former advisor or its affiliates a fee equivalent to one-half of the brokerage commissions paid, but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold. Following the completion of the Mergers and until the Internalization Closing, the disposition fee payable to our former advisor was one-half of the brokerage commissions paid, but in no event to exceed 0.5% of the sales price of each property or real estate-related asset sold. To the extent the disposition fee was paid upon the sale of any assets other than real property, it was included as an operating expense for purposes of the 2%/25% Limitation. From January 1, 2020 until September 1, 2020, we incurred $594,750, and paid $1,185,750, of disposition fees to our former advisor, respectively.
In addition to the fees we paid to our former advisor pursuant to the Advisory Agreement, we also reimbursed our former advisor and its affiliates for the costs and expenses described below.
•We reimbursed our former advisor and its affiliates for organization and offering expenses, for actual legal, accounting, tax, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, out-of-pocket due diligence costs, and amounts to reimburse our former advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with our initial public offering. Any such reimbursement did not exceed actual expenses incurred by our former advisor. From January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020, we incurred $0 and paid $50,017 to our former advisor for

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the reimbursement of organization and offering expenses, respectively. Following the termination of our initial public offering, our former advisor had an obligation to reimburse us to the extent total organization and offering expenses (including sales commissions and dealer manager fees) borne by us exceeded 15% of the gross proceeds raised in the initial public offering. Total organization and offering expenses borne by us did not exceed 15% of the gross offering proceeds in our public offering.
•Subject to the 2%/25% Guidelines discussed below, we reimbursed our former advisor and its affiliates for all expenses incurred by our former advisor and its affiliates in providing services to us, including our allocable share of our former advisor’s overhead such as rent, employee costs, utilities and information technology costs; provided, however, that no reimbursement was made for costs of such personnel to the extent that personnel were used in transactions for which our former advisor received an acquisition fee, investment management fee, loan coordination fee or disposition fee or for the employee costs our former advisor paid to our executive officers. For the year ended December 31, 2020 and the three months ended March 31, 2021, we incurred and reimbursed to our former advisor and its affiliates $3,299,465 and $445,313, and $4,049,159 and $543,803, respectively, for administrative services, which includes $26,901 and $1,550, of expenses related to services performed pursuant to the Transition Services Agreement.
•We reimbursed our former advisor and its affiliates for acquisition expenses incurred related to the selection, evaluation, acquisition and development of real property investments and real estate-related investments as long as total acquisition fees and expenses (including any loan coordination fees at acquisition) relating to the purchase of an investment did not exceed 4.5% of the contract price of the property unless such excess was approved by our Board of Directors. For the year ended December 31, 2020 and the three months ended March 31, 2021, we incurred $566,662 and $33,000 and reimbursed $464,361 and $135,301 of acquisition expenses to our former advisor and its affiliates, respectively.
2%/25% Guidelines
As described above, prior to the Internalization Closing, our former advisor and its affiliates were entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we were not required to reimburse our former advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our former advisor had an obligation to reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors.
For purposes of the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined by GAAP, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our shares of common stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) incentive fees; (6) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and investment management fees; (7) real estate commissions on the sale of a real property; and (8) other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of

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foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of real property). At September 1, 2020 , our total operating expenses, as defined above, did not exceed the 2%/25% Guidelines.
Selling Commissions and Fees Paid to our Dealer Manager
The dealer manager for our initial public offering of common stock was Stira Capital Markets Group, LLC (formerly Steadfast Capital Markets Group, LLC), an affiliate of our former sponsor. Our dealer manager was a licensed broker-dealer registered with Financial Industry Regulatory Authority, Inc. As the dealer manager for our initial public offering, Stira Capital Markets Group, LLC was entitled to certain selling commissions, dealer manager fees and reimbursements relating to raising capital. The dealer manager agreement with our dealer manager provided for the following compensation:
•We paid our dealer manager selling commissions of up to 7% of the gross offering proceeds from the sale of our shares, all of which could be reallowed to participating broker-dealers. We allowed a participating broker-dealer to elect to receive the 7% selling commission at the time of sale or elect to have the selling commission paid on a trailing basis. A participating broker-dealer electing to receive a trailing selling commission is paid as follows: 3% at the time of sale and the remaining 4% paid ratably (1% per year) on each of the first four anniversaries of the sale. From January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020, we paid $50,063 in trailing selling commissions to our dealer manager.
•We paid our dealer manager a dealer manager fee of 3% of the gross offering proceeds from the sale of our shares (a portion of which could be reallowed to participating broker-dealers). No dealer manager fees were paid to our dealer manager during from January 1, 2020 until the termination of the Advisory Agreement on September 1, 2020
Our dealer manager deregistered as a broker dealer with FINRA and the SEC on December 1, 2020.
Fees and Reimbursements Paid to our Former Property Manager
•Prior to the Internalization Closing, we were a party to property management agreements, as amended from time to time, with the former property manager, in connection with the management of our multifamily properties. Pursuant to each property management agreement, we paid our former property manager a monthly management fee equal to a range from 2.5% to 3.5% of each property’s gross revenues (as defined in the respective property management agreement) for each month. For the year ended December 31, 2020, we incurred and paid property management fees of $5,490,053 and $5,963,072, respectively, to our former property manager. For the three months ended March 31, 2021, we incurred and paid property management fees of $4,287 and $8,101, respectively, to our former property manager.
•The property management agreements specified that we were to reimburse the former property manager for the salaries and related benefits of on-site personnel. For the year ended December 31, 2020, we incurred and reimbursed on-site personnel costs of $17,402,120 and $18,847,996, respectively, to our former property manager. No on-site personnel costs were incurred and reimbursed to our former property manager for the three months ended March 31, 2021.
•The property management agreements also specified certain other fees payable to the former property manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures supervision. For the year ended December 31, 2020, we incurred and reimbursed other fees of $4,487,812 and $4,565,383, respectively, to our former property manager. For

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the three months ended March 31, 2021, we incurred and reimbursed other fees of $72, to our former property manager. No capital expenditures were incurred or paid during the year ended December 31, 2020 and for the three months ended March 31, 2021.
Payments to our Former Construction Manager
•Prior to the Internalization Closing, we were a party to construction management agreements with Pacific Coast Land and Construction, Inc., or our former construction manager, an affiliate of our former sponsor, in connection with capital improvements and renovation or value-enhancement projects for certain of our properties. The construction management fee payable with respect to each property under the construction management agreement ranged from 6.0% to 12.0% of the costs of the improvements for which the construction manager had planning and oversight authority. For the year ended December 31, 2020, we incurred and paid construction management fees of $536,098 and $637,156, respectively, to our former construction manager. No construction management fees were incurred or paid to our former construction manager for the three months ended March 31, 2021.
•The construction management agreements also specified that we were to reimburse the former construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the year ended December 31, 2020, we incurred and reimbursed labor costs of $236,477 and $250,278, respectively, to our former construction manager. No labor costs were incurred or reimbursed to our former construction manager for the three months ended March 31, 2021.
Other Transactions
•We are a party to certain development services agreements with Steadfast Multifamily Development, Inc., an affiliate of our former advisor (the “Developer”), in connection with certain development projects, pursuant to which the developer receives a development fee and reimbursement for certain expenses for overseeing the development project. We entered into a Development Services Agreement with the Developer in connection with the Garrison Station, the Arista at Broomfield and the Flatirons development projects that provided for a development fee equal to 4% of the hard and soft costs of the development project (as defined in the applicable development services agreement) as specified in the development services agreement. 75% of the development fee will be paid in 14 monthly installments and the remaining 25% will be paid upon delivery of a certificate of occupancy by the Developer to the Company. For the year ended December 31, 2020, we incurred and paid $553,927 of development fees to the Developer. For the three months ended March 31, 2021, we incurred $0 and paid $50,357 of development fees to the Developer.
•We deposited amounts with an affiliate of SRI to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us and other affiliated entities of our former sponsor. Upon filing a major claim, proceeds from the insurance deductible account could be used by us or another affiliate of our former sponsor. In addition, we deposited amounts with an affiliate of our former sponsor to cover the cost of property and property related insurance across certain of our properties. For the year ended December 31, 2020, we incurred and funded $2,450,228 and $1,505,214, respectively, into the prepaid insurance deductible and property insurance accounts to an affiliate of our former sponsor and claimed and received $150,000 and $162,282 in insurance proceeds from an affiliate of our former sponsor upon filing claims. For the three months ended March 31, 2021, we incurred $0 and funded $0 into the prepaid insurance deductible and property insurance accounts to an affiliate of our

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former sponsor and claimed and received $0 and $0 in insurance proceeds from an affiliate of our former sponsor related to the filing of any claims.
•We rented apartment homes to an affiliate of our former sponsor for use as regional offices. For the year ended December 31, 2020, we earned and received $53,162 of rental revenue from our affiliates. For the three months ended March 31, 2021, we earned and received no rental revenue from our affiliates.
•As a result of the Internalization Transaction, SRI owns 6,155,613.92 Class B OP Units. The Class B OP Units receive distributions at the same rate paid to holders of our common stock and are allocated a share of the Current Operating Partnership and its subsidiaries’ net income or losses on a pro rata basis. For the year ended December 31, 2020 and three months ended March 31, 2021, Class B OP Unit holders were allocated $800,023 and $674,364 of our net loss and earned distributions of $1,846,672 and $992,957, respectively.
•Subsequent to the Internalization Closing and until December 31, 2020, employee benefits were administered by SIP and an insurance carrier. We therefore reimbursed SIP for our employees’ benefits. For the year ended December 31, 2020 and three months ended March 31, 2021, we incurred $1,960,412 and $32,092 and reimbursed $1,939,955 and $37,609 of employee benefits to SIP, respectively.
Currently Proposed Transactions
Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.
Policies and Procedures for Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, our Charter (and our previous Advisory Agreement) contain restrictions and conflict resolution procedures relating to related party transactions. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.
We have also adopted a Code of Ethics (as defined herein) that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, covered persons, and their respective affiliates. Our Code of Ethics is available on our website at www.steadfastliving.com. For more information on our Code of Ethics, see “Code of Business Conduct and Ethics.”

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ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, was mailed to stockholders on or about April 21, 2021. Our Annual Report on Form 10-K is incorporated in this proxy statement and is deemed a part of the proxy soliciting material.
ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: STEADFAST APARTMENT REIT, INC., 18100 VON KARMAN AVENUE, SUITE 200, IRVINE, CALIFORNIA 92612, ATTENTION: CORPORATE SECRETARY.

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CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. Our Code of Ethics is available on our website at www.steadfastliving.com. We will also provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 200, Irvine, California 92612, Attention: Corporate Secretary.

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PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
Under SEC regulations, any stockholder desiring to make a proposal, including a proposal to nominate an eligible director for election, to be acted upon at the 2022 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18100 Von Karman Avenue, Suite 200, Irvine, California 92612, Attention: Corporate Secretary, no later than February 14, 2022, in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2022 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2021 Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.
Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal at the 2022 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Corporate Secretary at our principal executive offices, no earlier than January 15, 2022 and no later than 5:00 p.m. Pacific Time, on February 14, 2022; provided, however, that in the event that the date of the 2022 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2021 Annual Meeting of Stockholders, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2022 Annual Meeting of Stockholders and not later than 5:00 p.m. Pacific Time, on the later of the 120th day prior to the date of the 2022 Annual Meeting of Stockholders as originally convened, or the tenth day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. Such written notice must follow the requirements set forth in our bylaws. We presently anticipate holding the 2022 Annual Meeting of Stockholders in August 2022.
In the event the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such increase as of February 4, 2022, an eligible stockholder’s notice of proposal will be considered timely, but only with respect to director nominees for new positions created by such increase, if such notice is delivered to our Corporate Secretary at our principal executive offices no later than 5:00 p.m. Pacific Time on the tenth day following the day in which such public announcement is made by the Company.

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OTHER MATTERS
Mailing of Materials; Other Business
We are mailing a proxy card together with this proxy statement to all stockholders of record on or about June 14, 2021. The only business to come before the 2021 Annual Meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the 2021 Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope. Investors may also vote by telephone by calling (866) 858-9505 or by internet by following the instructions provided on the accompanying proxy card.
Legal Proceedings
We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Company or any of its subsidiaries.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/STAR
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
P.O. BOX 8016, CARY, NC 27512-9903
PHONE—Call 1-866-858-9505
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

LIVE AGENT Call 1-844-391-3598
• Speak to live agent and vote on a recorded line

MAIL
• Mark, sign and date your Proxy Card.
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/STAR. You must register prior to August 10, 2021 at 5:00 P.M. Pacific.

Steadfast Apartment REIT, Inc.
Annual Meeting of Stockholders
For Stockholders as of record on May 21, 2021

TIME:    Thursday, August 12, 2021 12:30 PM, Pacific Time
PLACE:    The Annual Meeting to be held live via the internet - Please visit
www.proxydocs.com/STAR for further details.

This Proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Rodney F. Emery and Gustav Bahn (the “Named Proxies”), and each or either of them as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Steadfast Apartment REIT, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the matter directed herein. In their discretion, the Named Proxies are authorized to vote upon such matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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Steadfast Apartment REIT, Inc.
Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 4
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 3 YEARS FOR PROPOSAL 3.
PROPOSAL

1.	The election of Rodney F. Emery, Ella S. Neyland, Ana Marie del Rio, Kerry D. Vandell, G. Brian Christie, Thomas H. Purcell, Ned W. Brines and Stephen R. Bowie to serve as Directors until the Annual Meeting of Stockholders of Steadfast Apartment REIT, Inc. to be held in the year 2022 and until their successors are duly elected and qualified.
		FOR	WITHHOLD
	1.01 Rodney F. Emery	☐	☐
	1.02 Ella S. Neyland	☐	☐
	1.03 Ana Marie del Rio	☐	☐
	1.04 Kerry D. Vandell	☐	☐
	1.05 G. Brian Christie	☐	☐
	1.06 Thomas H. Purcell	☐	☐
	1.07 Ned W. Brines	☐	☐
	1.08 Stephen R. Bowie	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The approval (on a non-binding advisory basis) of our executive compensation as described in the proxy statement (say-on-pay).	☐	☐	☐

		1YR	2YR	3YR	ABSTAIN
3.	The approval (on a non-binding advisory basis) of the frequency of future non-binding advisory votes on our executive compensation (say-on-frequency).	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of the appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

You must register to attend the meeting online and/or participate at www.proxydocs.com/STAR
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form

________________________________________________    ______________________________________________
Signature (and Title if applicable)        Date        Signature (if held jointly)            Date